                                                                   EXHIBIT 10.17

                     RESEARCH & LICENSE AGREEMENT BETWEEN
                     ------------------------------------

                                MEGABIOS CORP.

                                      AND

                              GLAXO GROUP LIMITED



                                APRIL 11, 1994

                        RESEARCH AND LICENSE AGREEMENT


ARTICLE                                                                   PAGE

     ARTICLE I - DEFINITIONS............................................    1

     ARTICLE II - RESEARCH..............................................    6

     ARTICLE III - RESEARCH FEES........................................    7

     ARTICLE IV - INFORMATION, REPORTS AND SAMPLES......................    7

     ARTICLE V - DEVELOPMENT, MARKETING AND SALES.......................    9

     ARTICLE VI - GRANT OF CYSTIC FIBROSIS LICENSES AND SUBLICENSES.....   10

     ARTICLE VII- GRANT OF ASTHMA OPTION................................   12

     ARTICLE VIII - PAYMENT OBLIGATIONS.................................   13

     ARTICLE IX - OWNERSHIP, PATENTS AND INFRINGEMENT...................   16

     ARTICLE X - CONFIDENTIALITY........................................   19

     ARTICLE XI- WARRANTIES AND COVENANTS...............................   22

     ARTICLE XII - TERM AND TERMINATION.................................   23

     ARTICLE XIII - ASSIGNMENT..........................................   27

     ARTICLE XIV - PUBLICITY............................................   27

     ARTICLE XV - MISCELLANEOUS.........................................   28

                        RESEARCH AND LICENSE AGREEMENT
                        ------------------------------

     THIS AGREEMENT is entered into as of the 11th day of April, 1994, by and between MEGABIOS CORP., a California corporation, having offices at 871 Industrial Road, San Carlos, California 94070 ("MEGABIOS") and GLAXO GROUP LIMITED, a corporation organized under the laws of England and Wales having offices at Glaxo House, Berkeley Avenue, Greenford, Middlesex, UB60NN, England, ("Glaxo"), each of MEGABIOS and Glaxo being referred to herein as a "Party."

     WHEREAS, MEGABIOS owns or has rights to technology related to delivery systems for DNA fragments, particularly the Cystic Fibrosis Transmembrane Regulator ("CFTR") gene; and

     WHEREAS, Glaxo has established expertise in the worldwide development and sale of pharmaceuticals, particularly those in the area of respiratory therapeutics; and

     WHEREAS, the Parties desire to establish a relationship to foster research in such delivery system for the treatment of cystic fibrosis and to provide a mechanism for the commercialization of products resulting therefrom;

     NOW, THEREFORE, the Parties agree as follows:

                            ARTICLE I - DEFINITIONS
                            -----------------------

     1.1 "Affiliate" means any entity that directly or indirectly Owns, is Owned by, or is under common Ownership with, a Party to this Agreement, where "Owns" or "Ownership" means direct or indirect possession of at least 50% of the outstanding voting securities of a corporation or a comparable equity interest in any other type of entity.

     1.2 "Agreement" means the present agreement together with all appendices.
          ---------

     1.3  "Asthma Agent" means any Complex containing at least a [*] which
           ------------
Complex is useful In the prevention or treatment of asthma.

     1.4  "Asthma Field" means the subject matter of the disease asthma and
           ------------
methods and compounds including Asthma Agents, to prevent or treat asthma.

     1.5  "Complex" means an aggregate, assemblage, association or construct of
           -------
at least two different molecules.

     1.6  "Control" means possession of the ability, or an option to obtain such
           -------
ability, to grant a license or sublicense as provided for herein without violating the terms of any agreement with or other arrangement with, or the rights of, any Third Party.

     1.7  "Cystic Fibrosis Agent" means any Complex containing at least a
           ---------------------
nucleotide sequence and a Lipid, which Complex is useful in the prevention or treatment of cystic fibrosis, and includes without limitation a Complex of [*] and one of the plasmid DNA's referred to by MEGABIOS as [*]

     1.8  "Cystic Fibrosis Field" means the subject matter of Cystic Fibrosis
           ---------------------
Agents, the disease cystic fibrosis, and methods and compounds to prevent or treat cystic fibrosis, including the CFTR gene.

     1.9  "Cystic Fibrosis Information" means any and all present and future
           ---------------------------
information relating to the Cystic Fibrosis Field, including but not limited to techniques, inventions, designs, practices, knowledge, know-how, skill and experience, test data (including pharmacological and clinical test data), analytical and quality control data, and marketing, sales and manufacturing data.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     1.10  "Development Costs" means the costs to find the desired formulation
            -----------------
of a Cystic Fibrosis Agent and to prove its safety and efficacy prior to it being approved by a governmental agency for sale in the prevention or treatment of cystic fibrosis, including, without Limitation, the costs of toxicology studies, clinical safety studies and clinical efficacy studies.

     1.11  "Effective Date" means the date first written above.
            --------------

     1.12  "Glaxo Nucleotide Sequence" means a nucleotide sequence as to which
            -------------------------
(i) Glaxo has filed one or more patent applications or has been issued one or more patents in the United States and the European Patent Office containing one or more claims covering such sequence or its use, or (ii) Glaxo has some other demonstrable market exclusivity for the commercialization of, including, orphan drug status, in both the United States and the EEC.

     1.13  "Joint Research Policy Committee" or "JRPC" means a committee of
            -------------------------------
MEGABIOS and Glaxo employees as described in Article II of this Agreement.

     1.14  "Lipid" means[        *                ]amphiphile of a hydrophilic
headgroup and one or more attached hydrophobic moieties, which amphiphile spontaneously forms multimolecular structures of various forms on dispersion in aqueous media, including naturally occurring compounds, derivatives thereof, or compounds that do not occur in nature. Naturally occurring compounds include, without limitation, phospholipids, sphingolipids, glycolipids, sterols, glycerides, and other known structures. The headgroup may contain the following in any desired or preferred combination:

1.[     *       ]

2.[     *       ]

3.[     *       ]

4.[     *       ]

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

5. [            *                     ]

     The hydrophobic moieties of the molecule may be composed, without limitation, of one or more of the following:

          1.[  *     ]most likely composed of between [    *    ]  carbon atoms,
with between [  *       ]


          2.[  *     ]most likely composed of between [    *    ] carbon atoms,
with between


3. [*]


     The hydrophobic moieties of the molecule may be linked to the headgroup via a number of possible chemical bonds, including, but not limited to, ester bonds, ether bonds, and amide bonds.

     1.15  "Michigan License" means the form of license agreement entitled
            ----------------
"License Agreement/Michigan File 492c2 Technology/Therapeutic License" offered by the University of Michigan, a copy of which is attached hereto as Appendix 1.

     1.16  "Net Sales Revenue" means the gross receipts from sales in the
            -----------------
Territory by Glaxo, or its Affiliates or sublicensees, as appropriate, of Cystic Fibrosis Agents to Third Parties less deductions for, to the extent specifically allocated to sales of such Agents, (i) direct transportation charges, including transit insurance, of transport of the Agent to the customer, (ii) sales and excise taxes and duties and any other governmental charges imposed upon production, importation, use or sale of such Agent all to the extent paid or allowed by Glaxo, its Affiliate or sublicensee (iii) normal and customary trade, quantity and cash rebates, credits or discounts actually allowed or incurred,
(iv) actual allowances or credits to customers on account of

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

rejection or return of Cystic Fibrosis Agents to Glaxo its Affiliates or sublicensees and (v) royalties and fees payable to Third Parties under Section 9.5.

     1.17  "Patent" means a valid and enforceable patent including any
            ------
extension, registration, confirmation, supplementary protection certificate, reissue or renewal thereof.

     1.18  "Patent Application" means an application for a Patent.
            ------------------

     1.19  "Patent Rights" means the rights granted by any governmental
            -------------
authority under those claims of a Patent which cover a method or material in the Cystic Fibrosis Field, which Patent is owned or Controlled by MEGABIOS or an Affiliate of MEGABIOS, provided that such Patent issues from (i) a Patent
                       --------
Application filed at any time prior to one year following the termination of the Research Term or (ii) a Patent Application which claims priority from or has an effective filing date of any Patent Application disclosing the same method or material and filed at any time prior to one year following termination of the Research Term.

     1.20  "Research Term" means the period commencing on the Effective Date
            -------------
and ending on such date as determined pursuant to Section 12.9.

     1.21  "Sublicensing Revenue" means the gross revenues actually received by
            --------------------
Glaxo as a result of the sublicensing of any Cystic Fibrosis Agents, including upfront fees and milestone payments, but excluding royalty payments.

     1.22  "Territory" means all countries of the world, including nations,
            ---------
states, provinces and territories.

     1.23  "Third Party" means any party other than MEGABIOS or Glaxo or an
            -----------
Affiliate of MEGABIOS or Glaxo.

     1.24  "UCSF Option" means the option to license granted to MEGABIOS
            -----------
pursuant to the Option to an Exclusive License for In Vivo Gene Therapy agreement dated as of April 30,

1992, by and between the Regents of the University of California and MEGABIOS, attached hereto as Appendix 2.


                             ARTICLE II - RESEARCH
                             ---------------------

     2.1  MEGABIOS Research.  MEGABIOS will conduct research in the Cystic
          -----------------
Fibrosis Field for the Research Term with the goal of identifying Cystic Fibrosis Agents as outlined in the research plan attached as Appendix 3. MEGABIOS will expend reasonable efforts in the conduct of such research and maintain laboratories and offices necessary to carry out the goals of the research plan, as determined by the JRPC. Except as provided in Article III, MEGABIOS will bear all of its own expenses incurred in connection with such research and will manage and compensate its employees and consultants assigned to such research as it deems appropriate.

     2.2  Responsibilities of the JRPC. Scientific aspects of the research under
          ----------------------------
Section 2.1 will be reviewed by the JRPC, which will be comprised of four members with two being appointed and replaced by Glaxo and two being appointed and replaced by MEGABIOS. The JRPC shall establish the research objectives to be achieved by the Parties. It will be the responsibility of the JRPC to establish such research objectives in a manner that advances compounds to exploratory development as rapidly as possible, consistent with Article 2.1 and subject to the requirements of responsible drug development. The initial members of the JRPC will be appointed by the Parties within 30 days following the Effective Date. The JRPC, in establishing the research objectives, will consider such scientific aspects of the research as scientific direction, allocation of resources within the scope of Section 2.1, and selection of compounds for
further evaluation.   The JRPC will meet at least four times per year at
locations and times to be determined by the JRPC, with each Party to bear all travel and related costs for its members. A chair of the JRPC will be nominated alternatively by Glaxo and MEGABIOS to twelve month terms.

     2.3  Disagreements. Any disagreement among members of the JRPC will be
          -------------
resolved within the JRPC based on the efficient achievement of the objects of this Agreement. Should the members maintain their disagreement and MEGABIOS or Glaxo request a resolution, the Chief Executive Officer of MEGABIOS and the Senior Science Officer of Glaxo will confer and use their best efforts to resolve the disagreement.



                          ARTICLE III - RESEARCH FEES
                          ---------------------------

     3.1  Research Fees. On the Effective Date Glaxo will pay MEGABIOS[ *  ]and
          -------------
on the first days of July and October in 1994, and on the first days of January, April, July and October of up to and including October 1, 1998, Glaxo will pay
MEGABIOS[   *      ] for research to be conducted by MEGABIOS under Section 2.1.


                 ARTICLE IV - INFORMATION, REPORTS AND SAMPLES
                 ---------------------------------------------

     4.1  Disclosure by MEGABIOS. During the Research Term, MEGABIOS will make
          ----------------------
available and, upon request, disclose to Glaxo all Cystic Fibrosis Information known and Controlled by MEGABIOS as of the Effective Date and at any time during the Research Term, as provided in this Section 4.1. It is understood and acknowledged by the Parties that personnel from Glaxo and MEGABIOS shall informally confer with respect to efforts conducted in the Cystic Fibrosis Field. With respect to Cystic Fibrosis Information which MEGABIOS desires that Glaxo not use outside the Cystic Fibrosis Field, MEGABIOS shall deliver to Glaxo, in writing, a non-confidential (for purposes of Section 10.5) summary of such Cystic Fibrosis

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Information. Upon receipt of such summary, Glaxo shall request or decline, in writing, receipt of the Cystic Fibrosis Information so summarized. Should Glaxo request receipt, MEGABIOS shall set forth such Cystic Fibrosis Information in full, in writing and marked as confidential. All Cystic Fibrosis Information disclosed to Glaxo in writing and marked confidential as provided above will not be disclosed by MEGABIOS to any Third Party for use in the Cystic Fibrosis Field. During the Research Term MEGABIOS will deliver a semi-annual report presenting a summary of its research in the Cystic Fibrosis Field pursuant to
Section 2.1. MEGABIOS will also communicate through the JRPC to inform Glaxo of research conducted pursuant to Section 2.1. MEGABIOS will provide Glaxo with [ * ] or photocopies thereof for any and all work carried out under this Agreement, as reasonably requested by Glaxo Any publication of Cystic Fibrosis Information will be subject to Section 10.4. MEGABIOS agrees that during the term of this Agreement it will not enter into any arrangement with any Third Party with the purpose of developing Cystic Fibrosis Agents.

     4.2  Use of Cystic Fibrosis Information.  Glaxo may use all Cystic Fibrosis
          ----------------------------------
Information conveyed to Glaxo by MEGABIOS under Section 4.1 in any manner it wishes, at its sole discretion, consistent with the license to Patent Rights granted with respect thereto under Article VI and subject to the restrictions and limitations on use set forth in Section 10.5. The disclosure by Glaxo to any Third Party of Cystic Fibrosis Information disclosed by MEGABIOS to Glaxo will be subject to Section 10.1 of this Agreement.

     4.3  Testing of Samples.  Upon request, during the Research Term samples
          ------------------
of all compounds reasonably believed by either Party to be Cystic Fibrosis Agents or to be useful in the design of Cystic Fibrosis Agents shall be tested for such utility by Glaxo. Glaxo shall communicate the results of such testing to MEGABIOS and such results will be considered

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Cystic Fibrosis Information to be maintained under obligations of non-disclosure under Section 10.1 of this Agreement. Any such samples delivered to Glaxo by MEGABIOS shall be subject to Section 10.3.


                 ARTICLE V - DEVELOPMENT, MARKETING AND SALES
                 --------------------------------------------

     5.1  Development. Based on research conducted under Article II and Cystic
          -----------
Fibrosis Information disclosed under Article IV, the JRPC will recommend to Glaxo and Glaxo will select Cystic Fibrosis Agents to be developed to the stage of being approved by relevant regulatory authorities for sale in the Territory. Glaxo will carry out its responsibilities outlined in the research plan attached hereto as Appendix 3 including the funding of the Development Costs after such selection for such development for sales in various countries of the Territory with the amount of such funding and the selection of countries being at Glaxo's sole discretion. Glaxo will promptly notify MEGABIOS of any decision not to
                 ----------------------------------------------------------
develop a particular Cystic Fibrosis Agent.
---------------------------

     5.2  Marketing.  Glaxo will evaluate and position Cystic Fibrosis Agents
          ---------
as it deems appropriate m its sole discretion; provided, however, that Glaxo shall discuss and consider contributions from MEGABIOS regarding such evaluation and positioning.

     5.3  Sales.  Glaxo will sell Cystic Fibrosis Agents in quantities and
          -----
packaging to buyers and with sales, detailing, advertising and promotional efforts as it deems appropriate in its sole discretion; provided, however, that Glaxo shall discuss and consider contributions from MEGABIOS regarding such sales, detailing, advertising and promotional efforts, including co-promotion with Glaxo of a Cystic Fibrosis Agent.

     5.4  Pricing.  It is the mutual objective of the Parties to develop Cystic
          -------
Fibrosis Agents and make them available to the medical community as rapidly as practical, consistent with each Parties' internal standards, and to derive overall profits from the sale of such Agents consistent with industry standards. Consistent with the foregoing, Glaxo will sell Cystic Fibrosis Agents at prices it deems appropriate in its sole discretion. In determining price, Glaxo will adhere to all state and federal laws and regulations regarding discriminatory pricing, predatory pricing, bundling and dumping, including the Robinson-Patman Act and the Sherman Anti-Trust Act.

     5.5  Non-Exclusivity.  It is recognized by the Parties that Glaxo may wish
          ---------------
to enter into agreements with Third Parties regarding products to treat diseases other than cystic fibrosis, including products which contain [*]
Glaxo shall have the right to enter into such agreements, providing Glaxo adheres to the provisions of Article X.


        ARTICLE VI - GRANT OF CYSTIC FIBROSIS LICENSES AND SUBLICENSES
        --------------------------------------------------------------

     6.1  Research License to Glaxo. MEGABIOS grants Glaxo a sole license, with
          -------------------------
the right to grant sublicenses only as set forth in Article 6.3, under its Patent Rights to make and use materials to conduct research solely in the Cystic Fibrosis Field and in the Territory. MEGABIOS shall retain the right under its Patent Rights to make and use all materials in the Cystic Fibrosis Field to the extent necessary to perform its obligations under this Agreement. MEGABIOS retains all rights under its patent rights to conduct research outside the Cystic Fibrosis Field.

     6.2  Commercialization License to Glaxo. MEGABIOS grants Glaxo the
          ----------------------------------
exclusive, even as to MEGABIOS, license, with the right to grant sublicenses only as set forth in Section

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

6.3 below under MEGABIOS' Patent Rights, in the Territory, to make, have made, use, sell, supply and import Cystic Fibrosis Agents in the Cystic Fibrosis Field.

     6.3  Sublicensing.  Glaxo may grant a sublicense of any of its rights under
          ------------
Sections 6.1 and 6 2 to an Affiliate of Glaxo upon prior written notice to MEGABIOS, and to a Third Party upon grant of written permission by MEGABIOS, which permission shall not be unreasonably withheld, based solely upon the ability of the sublicensee to achieve reasonable sales volumes of Cystic Fibrosis Agents on which payments are to be made to MEGABIOS under Article VIII. Any sublicenses granted hereunder shall be consistent with the terms and conditions in this Agreement, and as a condition of the effectiveness of any sublicense hereunder, the sublicensee shall agree in writing to be bound by the terms and conditions of this Agreement to which Glaxo is bound, without limitation.

     6.4  Third Party License to Glaxo. MEGABIOS grants Glaxo a sublicense under
          ----------------------------
any license it Controls which is granted to MEGABIOS by a Third Party and which concerns a method or material in the Cystic Fibrosis Field, including the UCSF Option, such sublicense herein granted to Glaxo to be effective only upon MEGABIOS' exercise, where applicable, of an option for such Third Party license. Such sublicense shall be on terms substantially identical to the license granted to MEGABIOS by such Third Party and shall be limited to the Cystic Fibrosis Field. Glaxo understands and acknowledges that it has the sole responsibility for obtaining a license under the Michigan License, and for making all payments due in connection therewith.

     6.5  Disclosure; Research License to MEGABIOS. During the Research Term,
          ----------------------------------------
Glaxo will make available and, upon request, disclose to MEGABIOS information controlled by Glaxo regarding Cystic Fibrosis Agents. Glaxo hereby grants to MEGABIOS a royalty-free, non-exclusive license, under Glaxo's patent rights, to make and use any materials solely for the conduct of research by MEGABIOS in the Cystic Fibrosis Field pursuant to Article II.


                      ARTICLE VII - GRANT OF ASTHMA OPTION
                      ------------------------------------

     7.1  Option MEGABIOS grants Glaxo the right to negotiate with MEGABIOS
          ------
regarding a non-exclusive, worldwide license, with the right to grant sublicenses, solely to develop, manufacture and sell Asthma Agents in the Asthma Field under MEGABIOS patent rights (and/or using MEGABIOS know-how) covering such Asthma Agents. The terms of such license shall include a royalty payment at
a rate [     *        ]  of net sales, minimum royalty obligations and milestone payments (the "Asthma Option"). The Asthma Option shall expire on the earlier of
(i) the [   *   ]anniversary of the Effective Date, (ii) the termination of this
Agreement pursuant to Article XII, or (iii) thirty (30) days written notice of unilateral termination of the option by Glaxo to MEGABIOS (the "Option Term"). The disclosure to Glaxo of any information regarding Complexes designed or constructed primarily to be Asthma Agents shall be governed by separate agreement between the parties. If, upon expiration of the Option Term, the Parties have not entered into a license agreement with respect to Asthma Agents, then Glaxo's rights with respect to such Agents shall terminate, and MEGABIOS shall be free to enter into any arrangement with any Third Party regarding such Agents.

     7.2  Option Fees.  In consideration for the option granted in Section 7.1
          -----------
above, Glaxo shall pay to MEGABIOS the amounts set forth below in each of the years of the Research Term so indicated:

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THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE
OMITTED PORTIONS.

     Year 1 [   *    ]

     Year 2 [   *    ]

     Year 3 [   *    ]

     Year 4 [   *    ]

     Year 5 [   *    ]

Such amounts shall be payable in advance, 30 days prior to the commencement of the relevant Year for which payment is due, with "Year 1" commencing on the Effective Date and each "Year" thereafter commencing upon the respective anniversary thereof.


                      ARTICLE VIII - PAYMENT OBLIGATIONS
                      ----------------------------------

     8.1  Royalty Payments. Glaxo will pay MEGABlOS a royalty equal to [*] of
          -----------------
the Net Sales Revenue for Cystic Fibrosis Agents sold by Glaxo, its Affiliates or sublicensees. In addition, Glaxo shall pay to MEGABIOS an amount equal to [*] of all Sublicensing Revenue. Glaxo shall pay to MEGABIOS the payments provided in this Section 8.1 for

     8.2  Minimum Royalties.  Glaxo agrees that in each of the first [ * ]
          ------- ----------
following first commercial sale of a Cystic Fibrosis Agent in any country, Glaxo shall pay to MEGABIOS a minimum royalty as follows:

     First Year  [   *    ]

     Second Year [   *    ]

     Third Year  [   *    ]

All such minimum royalties shall be paid quarterly, beginning in the quarter following the quarter during which such first commercial sale occurs, in U.S. dollars, within 60 days after the

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THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE
OMITTED PORTIONS.

end of each calendar quarter. Any failure of Glaxo to pay to MEGABIOS the applicable minimum royalty shall be deemed a material breach of this Agreement by Glaxo, subject to the remedies of Section 12.7.

     8.3  Milestone Payment. Within 30 days prior to its initiation of the first
          -----------------
Phase III clinical trials to be conducted with respect to a Cystic Fibrosis Agent, Glaxo will deliver to MEGABIOS written notice of such initiation. Within 60 days following such notice, Glaxo will pay MEGABIOS [ * ] Glaxo shall be entitled to credit [ * ] of such milestone payment (i.e.,:[*] against the royaltiesowed pursuant to Sections 8.1 and 8.2 for a period of [ * ] provided that the credit allowable in any year shall not exceed [*]

     8.4  Third Party Royalties. In addition to and not in lieu of any other
          ----------------------
payments provided for in this Agreement, Glaxo shall pay to MEGABIOS, or to the Regents of the University of California on behalf of MEGABIOS, the royalties owed by MEGABIOS to the Regents of the University of California pursuant to any license taken under the UCSF Option, as set forth in Section 5.1(d) of the UCSF Option. Such royalties and payments shall be made according to the terms and subject to the conditions of such license agreement and the UCSF Option.

  8.5   Royalty Calculation; Reports. Within 60 days after the end of each
        ----------------------------
calendar quarter, Glaxo will deliver to MEGABIOS a report of its Net Sales Revenue and Sublicensing Revenue, a report of the accounting used to calculate Net Sales Revenue and Sublicensing Revenue, including line items for each deduction, and payment due to MEGABIOS under Section 8.1 and 8.2, in the currency in which such Net Sales Revenue or Sublicensing Revenue takes place. Each payment and report shall be accompanied by a certificate of a financial officer of Glaxo stating that the payment calculation is correct.

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THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE
OMITTED PORTIONS.

     8.6  Records Retention.  Glaxo shall keep, and shall cause its Affiliates
          -----------------
and sublicensees to keep, complete and accurate records pertaining to the sale of Cystic Fibrosis Agents in sufficient detail to enable MEGABIOS to confirm the accuracy of calculations of all payments hereunder. Such records shall be maintained for a two year period following the year in which such payments were made to MEGABIOS

     8.7  Audit Request.  At the request and expense of MEGABIOS, Glaxo shall
          -------------
permit MEGABIOS or a certified public accountant designated by MEGABIOS reasonably acceptable to Glaxo, at reasonable times and upon reasonable notice to examine Glaxo records to determine the correctness of any report or payment made hereunder.

     8.8  Tax Withholding.  In the event that Glaxo is required to withhold
          ---------------
taxes imposed upon MEGABIOS for any payment under this Agreement by virtue of the statutes, laws, codes or governmental regulations of a country in which Cystic Fibrosis Agents are sold, then such payments will be made by Glaxo on behalf of MEGABIOS by deducting from the payment due MEGABIOS and remitting such taxes to the proper authorities on a timely basis and the payments provided for under this Agreement will be adjusted appropriately, provided that Glaxo supplies MEGABIOS with official documentation and/or tax receipts of such withholdings supporting such taxes and such payments as may be required by MEGABIOS for its tax records on or before the date on which such payment is due MEGABIOS under this Agreement.

               ARTICLE IX - OWNERSHIP, PATENTS AND INFRINGEMENT
               ------------------------------------------------

     9.1  Ownership.
          ---------

          (a)  Inventions.  As determined in accordance with the rules of
               ----------
inventorship under U.S. law, each Party shall have sole ownership of all inventions invented, discovered or developed solely by it, its employees or agents during the term of this Agreement which cover a method or material in the Cystic Fibrosis Field. Glaxo and MEGABIOS shall own jointly all inventions invented, discovered or developed jointly by the parties, their employees or agents.


          (b)  Know-How.  All non-patented or non-patentable inventions, know-
               --------
how, techniques, processes and the like invented, discovered or developed jointly by Glaxo and MEGABIOS shall be considered prior knowledge of each Party under Sections 10.2(a) and 10.6(a).

     9.2  Filing of MEGABIOS Patent Applications.  MEGABIOS will have full
          --------------------------------------
responsibility to file, prosecute and maintain Patent Applications in the Cystic Fibrosis Field according to its own internal standards and in its own name, so as to obtain Patents covering inventions which it owns under Section 9.1(a), including Cystic Fibrosis Agents, their preparation, formulation and use. Should MEGABIOS not wish to proceed with any such filing, Glaxo may request such filing and MEGABIOS will make such filing in any country of the Territory. All of the out-of-pocket expenses of such filing, prosecution, maintenance and issue in a particular country shall be [* ] by MEGABIOS and Glaxo, except that if MEGABIOS or Glaxo does not wish to pay for any such expenses, the Party paying the entirety of such expenses in such country will recover such amount not paid by the other Party from the

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

other Party's share of Net Sales Revenue for a Cystic Fibrosis Agent covered by Patent Rights resulting from such filing in the applicable jurisdiction and marketed by Glaxo.

     9.3  Filing of Glaxo Patent Applications.  Glaxo will have full
          -----------------------------------
responsibility to file, prosecute and maintain Patent Applications in the Cystic Fibrosis Field according to its own internal standards and in its own name, so as to obtain Patents covering inventions which it owns under Section 9.1(a), including Cystic Fibrosis Agents, their preparation, formulation and use. All of the out-of-pocket expenses of such filings, prosecution, maintenance and issue shall be paid by Glaxo, except that if Glaxo does not wish to proceed with any such filings, MEGABIOS may request such filing and Glaxo will make such filing in any country of the Territory at the expense of MEGABIOS and MEGABIOS will recover such amount paid in a like manner to Section 9.2 in addition to any payments made pursuant to Articles III and VIII hereof.

     9.4  Joint Patent Applications.  The Parties will discuss and agree as to
          -------------------------
which Party shall have the primary responsibility for the application and prosecution of Patent Applications and maintenance of patent rights worldwide for those inventions owned jointly under Section 9.1(a).

     9.5  Third Party Technology.  Should Glaxo determine that an additional
          ----------------------
license from a Third Party is reasonably necessary to sell Cystic Fibrosis Agents, Glaxo will negotiate with the Third Party in good faith [*] any bona fide royalties or fee payable to such Third Party.

     9.6  Patent Application Files, Assistance.  Glaxo and MEGABIOS will provide
          ------------------------------------
each other with copies of Patent Applications filed under Sections 9.2 and 9.3 and such will be maintained under the obligations of Article X. Each Party agrees to assist the other in every proper way in the application, prosecution, and maintenance of Patent Applications and Patent

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Rights under this Article IX, including the execution of all proper documents requested by the filing Party.

     9.7  Enforcement of Patent Rights.  Glaxo and MEGABIOS shall promptly
          ----------------------------
notify the other in writing of any infringement of a Patent within the Patent Rights of which they become aware. MEGABIOS may, but shall not be required to, prosecute any alleged infringement or threatened infringement of a Patent within the Patent Rights of which it is aware or which is brought to its attention. In the event MEGABIOS brings such action, Glaxo shall, at MEGABIOS' expense, cooperate fully with MEGABIOS, including if required to bring such action, the furnishing of a power of attorney. MEGABIOS shall act in its own name and at its own expense unless, with respect to alleged infringement or threatened infringement of such a Patent in the Cystic Fibrosis Field, Glaxo or its Affiliate elects to pay a percentage of all MEGABIOS reasonable out-of-pocket costs. Any recovery obtained shall belong to MEGABIOS unless Glaxo pays some
percentage of said costs, in which case Glaxo shall receive [    *            ]

     9.8  Glaxo Right to Enforce Patent Rights.  If MEGABIOS fails to commence
          ------------------------------------
prosecution of an alleged or threatened infringement under Section 9.7 above within six months after it has been brought to MEGABIOS' attention, Glaxo may, but shall not be required to, prosecute such alleged or threatened infringement. Glaxo shall act in its own name and at its own expense. In such event, MEGABIOS shall cooperate fully with Glaxo, at Glaxo's expense, including if required in order to bring such an action, the furnishing to Glaxo of a power of attorney. Any recovery obtained shall be applied first to reimburse Glaxo for its out of pocket expenses incurred in such action. Any remaining sums, unless specified as
punitive damages, shall be [    *       ]

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                          ARTICLE X - CONFIDENTIALITY
                          ---------------------------

     10.1  Obligation of Non-Disclostire.  Any Cystic Fibrosis information
           -----------------------------
communicated by the Parties under this Agreement shall be maintained by the receiving Party in strict confidence and shall not be disclosed by either Party to any Third Party, except as provided in Section 10.2 or 10.4 or the following sentence. Such information may be disclosed by a Party to an Affiliate of the Party, to a consultant retained by the Party or retained by an Affiliate of the Party, or any other person or entity, provided that such Affiliate, consultant or other person or entity agrees to be bound substantially to the same extent as the Parties under this Article X.

     10.2  Exceptions.  The Section 10.1 obligation of non-disclosure of Cystic
           ----------
Fibrosis Information will apply to all such Information except that which:

     (a) is known by the receiving Party prior to its disclosure as demonstrated by written evidence; or

     (b) becomes known to the receiving Party from a Third Party who was under no obligation of non-disclosure regarding such Information; or

     (c) is public knowledge or later becomes public knowledge through no act on the part of the receiving Party, provided such disclosure occurs only after such Information becomes public knowledge.

     The disclosing Party shall use its best efforts to summarize in writing and deliver to the other Party within 90 days following disclosure any Cystic Fibrosis Information that is disclosed orally or visually and which the disclosing Party wishes the receiving Party to maintain under an obligation of non-disclosure under Section 10.1. Nothing in this Article X shall prevent a Party from disclosing to government authorities information received hereunder or generated by such Party by itself which is necessary, in the good faith opinion of such Party, to receive government permission to make, have made, use, sell, supply or import Cystic Fibrosis Agents, or as permitted by Article XIV.

     10.3  Samples.  Any samples delivered to Glaxo by MEGABIOS pursuant to
           -------
Section 4.3, or any other biological or chemical materials delivered to Glaxo, shall be used by Glaxo solely in the Cystic Fibrosis Field, unless such samples or materials are freely available from a Third Party or are already in the possession of Glaxo from sources other than MEGABIOS. Title to such samples and materials shall remain with MEGABIOS, and their physical conveyance by MEGABIOS to Glaxo in and of itself shall not convey upon Glaxo any rights to MEGABIOS's intellectual property rights. Any samples submitted to a Party under Article IV which have apparent applicability only in the Cystic Fibrosis Field will not be transferred by such Party to any Third Party, including transfer to another research partner of such Party, except as directed by the JRPC. The foregoing restriction shall end with respect to a particular sample when its structure is properly made public, including disclosure by publication under Section 10.4. Any samples submitted to a Party under Article IV which have apparent applicability inside and outside, or only outside, the Cystic Fibrosis Field may be disclosed or transferred by such Party to a Third Party only under the conditions of Section 10.1 or 10.4.

     10.4  Publications. MEGABIOS shall submit to Glaxo manuscripts, including
           ------------
abstracts, and texts of poster presentations and other presentations, of any of its research applicable to the Cystic Fibrosis Field at least 30 days prior to presentation or submission for publication for purposes of allowing Glaxo to comment on the manuscript or text, request filing by MEGABIOS of a Patent Application under Section 9.2, or initiate filing of a Patent Application under
Section 9.3. Glaxo will make decisions on such publications and filing of Patent Applications at its sole discretion. MEGABIOS will make such submission to Glaxo until one year following the end of the Research Term.

     10.5  Obligation of Non-Use.  Any Cystic Fibrosis Information disclosed by
           ---------------------
MEGABIOS in writing and marked as confidential pursuant to Section 4.1, or disclosed by Glaxo and marked as confidential, shall not be used by the receiving Party outside of the Cystic Fibrosis Field, except as provided under
Section 10.6.

     10.6  Exceptions. The Section 10.5 obligation of non-use of Cystic Fibrosis
           ----------
Information will apply to all such Information except that which:

          (a) is known by the receiving Party prior to its disclosure as demonstrated by written evidence; or

          (b) becomes known to the receiving Party from a Third Party who was under no obligation of non-use regarding such Information; or

          (c) is public knowledge or later becomes public knowledge through no act on the part of the receiving Party, provided such use occurs only after such Information becomes public knowledge.

     10.7  Termination of Prior Agreements.  The Confidential Disclosure
           -------------------------------
Agreement by and between Glaxo and MEGABIOS dated as of April 26, 1993, is hereby terminated with respect to the disclosure and use of Cystic Fibrosis Information only and all such Information to be kept confidential under such agreements as of the Effective Date shall be maintained by the receiving Party under the obligations of nondisclosure and non-use set forth in this Agreement.

                     ARTICLE XI - WARRANTIES AND COVENANTS
                     -------------------------------------

     11.1  No Conflict.  Each Party represents and warrants that (i) it has not
           -----------
granted any license rights, or committed itself to grant any license rights, to any Third Party within the Cystic Fibrosis Field, and (ii) its execution, delivery and performance of this Agreement will not conflict with the terms of any other agreement to which it is or becomes a party or by which it is or becomes bound.

     11.2  Disclaimer of Warranties.  The Parties understand that research under
           ------------------------
this Agreement will involve technologies that have not been approved by any regulatory authority and that neither Party guarantees the safety or usefulness of any Cystic Fibrosis Agent. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES DISCLAIM ALL WARRANTIES OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR THAT ANY CYSTIC FIBROSIS AGENTS OR CYSTIC FIBROSIS INFORMATION ARE FREE FROM ANY THIRD PARTY INFRINGEMENT CLAIM. Without limiting the generality of the foregoing, MEGABIOS expressly does not warrant (i) the patentability or usefulness of any Cystic Fibrosis Information, or (ii) that the research conducted by MEGABIOS pursuant to Article II will yield any Useful or patentable results or inventions.

     11.3  Indemnification.  Glaxo hereby agrees to save, defend and hold
           ---------------
MEGABIOS and its agents and employees harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys fees ("Losses") resulting directly or indirectly from the manufacture, use, handling, storage, sale or other disposition of chemical agents, including Cystic Fibrosis Agents, by Glaxo, its Affiliates or sublicensees, except to the extent such Losses result from the negligence of MEGABIOS.

     In the event MEGABIOS seeks indemnification under this Section 11.3, it shall inform Glaxo of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit Glaxo to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of Glaxo) in the defense of the claim.

     11.4  Thirty Party Licenses.  MEGABIOS warrants that it is and will
           ---------------------
continue to be an optionee under the UCSF Option until the earlier of April 30, 1995 or expiration or termination of that certain Research Agreement between MEGABIOS and the Regents of the University of California dated April 30,1992. MEGABIOS warrants that it is empowered to, and will upon request of Glaxo, grant the sublicenses to Glaxo thereunder as set forth in Section 6.4, without compensation to MEGABIOS for the granting of such sublicense.


                      ARTICLE XII - TERM AND TERMINATION
                      ----------------------------------

     12.1  Term. Unless sooner terminated as provided in this Article XII, the
           ----
term of this Agreement will be from the Effective Date until Glaxo, its Affiliates and sublicensees ceases selling Cystic Fibrosis Agents for which payments are due MEGABIOS in accordance with Article VIII, in every country of the Territory.

     12.2  Termination by Mutual Agreement.  By mutual written agreement, the
           ----------- -- ------ ---------
Parties may at any time terminate this entire Agreement or the Research Term.

     12.3  Termination by Glaxo for Cause.  Upon 90 days notice, Glaxo may
           ------------------------------
terminate this Agreement, under any of the following circumstances:

     (i) The issuance of a Patent in the United States or the European Patent Office owned or Controlled by a Third Party which contains a claim that covers a Cystic

Fibrosis Agent which the JRPC recommends for development under this Agreement or its use and for which there is not a viable alternative, provided Glaxo or MEGABIOS have obtained a bona fide opinion from an independent patent attorney who has analyzed such Patent and concluded that the Patent is more likely than not valid and infringed by the making, using or selling of such Cystic Fibrosis Agents; or

     (ii) The regulatory approval in the United States or the EEC, of a pharmaceutical containing a nucleotide sequence to treat cystic fibrosis, including a Cystic Fibrosis Agent, under laws, including the Orphan Drug Statutes of the United States, or circumstances which make it unlikely that Glaxo will be able to obtain regulatory approval of a Cystic Fibrosis Agent in the U.S. or the EEC containing a CFTR gene within three years after the end of the Research Term, in the opinion of independent regulatory counsel approved by both parties.

     In the event of termination by Glaxo under this Section 12.3, all licenses granted to Glaxo under Article VI will terminate, Glaxo will convey and assign all Cystic Fibrosis Information in its possession to MEGABIOS, and Glaxo will not use such Information in any research and Glaxo will not conduct any research in the area of liposomal delivery of the CFTR gene until the three-year anniversary of the date of such termination.

     12.4  Glaxo Unilateral Termination.  Following the tenth anniversary of the
           ----------------------------
Effective Date, Glaxo shall have the right, for any or no reason, to terminate this Agreement upon 12 months written notice, provided that during such time Glaxo shall use its good faith efforts to transfer to MEGABIOS all aspects of the manufacture, marketing and sale of the Cystic Fibrosis Agents, at Glaxo's expense. In the event of such termination, Glaxo shall assign to MEGABIOS any and all regulatory filings and approvals for commercial sale of such Cystic

Fibrosis Agents, and shall License and/or assign to MEGABIOS all rights necessary for MEGABIOS to continue to manufacture, market and sell such Cystic Fibrosis Agents in the countries in which such Agents had been sold by Glaxo, at Glaxo's expense.

     12.5  Termination by MEGABIOS.
           -----------------------

     (a) In the event Glaxo, its Affiliates or sublicensees cease to conduct research, development or commercialization efforts with respect to Cystic Fibrosis Agents for a period of 12 months then MEGABIOS shall have the right to
                    -----------
terminate this Agreement upon written notice, whereupon the licenses granted to Glaxo under Article VI shall terminate, and MEGABIOS shall be free to enter into any arrangement with any Third Party with respect to the development and commercialization of Cystic Fibrosis Agents.

     (b) In the event Glaxo fails to file an IND or its equivalent in the United States or the United Kingdom within 3 years from the Effective Date, then MEGABIOS shall have the right to terminate this Agreement upon written notice, whereupon the licenses granted to Glaxo under Article VI shall terminate, MEGABIOS shall be free to enter into any arrangement with any Third Party with respect to the development and commercialization of Cystic Fibrosis Agents, and Glaxo's obligation to pay Research Fees under Article III shall terminate; provided, however, that such 3 year period shall be suspended for a period equal to the time of any delay incurred by Glaxo in attempting to file any such IND, which delay arose solely from Force Majeure, as defined under Section 15.1.

     12.6  Termination after the Research Term.  In the event Glaxo, its
           -----------------------------------
Affiliates or sublicensees obtain IND approval but fail to commence clinical trials with respect to one or more Cystic Fibrosis Agents during the Research Term in any country of the Territory, then MEGABIOS shall have the right to terminate this Agreement upon written notice to Glaxo. In the event of any termination under this Section 12.6, the licenses granted to Glaxo under Article VI shall terminate, and MEGABIOS shall be free to enter into any arrangement with any Third Party with respect to the development and commercialization of Cystic Fibrosis Agents.

     12.7  Material Breach.  MEGABIOS or Glaxo may terminate this Agreement
           ---------------
because of a material breach of this Agreement by the other Party upon 90 days written notice of such termination setting forth in reasonable detail the specifics of the breach; provided, however, that if within such 90 day period the Party in breach cures the deficiency, then termination of the Agreement shall not occur; and provided further, that in the event of nonpayment of amounts due hereunder such notice and cure period shall be 30 days. In the event of termination of this Agreement pursuant to this Section 12.7, all licenses granted under Article VI shall terminate, and Glaxo will return to MEGABIOS all MEGABIOS Cystic Fibrosis Information, and in the case of breach by Glaxo, Glaxo will convey and assign all Cystic Fibrosis Information in its possession to MEGABIOS.

     12.8  Survival of Confidentiality Article.  The provisions of Article X
           -----------------------------------
with respect to Cystic Fibrosis Information or samples generated or conveyed prior to the end of the term of this Agreement or the termination thereof shall survive the end of such term or termination.

     12.9  End of Research Term.  The Research Term will commence on the
           --------------------
Effective Date and, unless this Agreement is sooner terminated as provided in
Section 12.2, 12.3, 12.5 or 12.7, will continue until the 5 year anniversary thereof; provided, however, that Glaxo's obligations to pay Research Fees to MEGABIOS under Article III shall survive any termination of this Agreement, except termination by Glaxo under Section 12.7 or by MEGABIOS under Section 12.5(b).

                           ARTICLE XIII - ASSIGNMENT
                           -------------------------

     13.1  Successor.  Neither this agreement nor the obligation of the Parties
           ---------
hereunder shall be assignable except upon the prior written permission of the other Party; provided, however, that either Party shall each have the right to assign its respective obligations hereunder to any successive owner or any Affiliate without such consent.


                            ARTICLE XIV - PUBLICITY
                            -----------------------

     14.1  Publicity Review.  Glaxo and MEGABIOS will jointly discuss and agree,
           ----------------
based on the principles of Section 14.2, on any statement to the public regarding the execution and the subject matter of this Agreement, the research to be conducted by the Parties under this Agreement, or any other aspect of this Agreement, except with respect to disclosures required by law or regulation; provided, however, that MEGABIOS shall be free to discuss the existence and general terms of this Agreement with potential investors of MEGABIOS. Promptly following the Effective Date, the Parties shall issue the press release attached hereto as Appendix 4. Subject to Section 10.2, any of such statements may be made to a Third Party providing any such Third Party is bound under obligations of confidentiality substantially similar to those of Article X.

     14.2  Standards. In the discussion and agreement referred to in Section
           ---------
14.1, the principles observed by Glaxo and MEGABIOS will be accuracy, the requirements for confidentiality under Article X, the advantage a competitor of Glaxo or MEGABIOS may gain from any public statements or statements to Third Parties under Section 14.1, the requirements of disclosure under any securities laws or regulations of the United States or the United Kingdom, including those associated with public offerings, and the standards and custom in the pharmaceutical industry for such disclosures by Companies comparable to Glaxo and MEGABIOS.


                          ARTICLE XV - MISCELLANEOUS
                          --------------------------

     15.1  Force Majeure.  Neither party shall lose any rights hereunder or be
           -------------
Liable to the other party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure.

     15.2  Notices.  Any notices or communications provided for in this
           -------
Agreement to be made by either of the parties to the other shall be in writing, in English, and shall be made by prepaid courier service with return receipt addressed to the other at its address set forth above. Any such notice or communication may also be given by hand, or facsimile to the appropriate destination, followed by a mailing. Either Party may by like notice specify an address to which notices and communications shall thereafter be sent. Notices sent by mail, facsimile or cable shall be effective upon receipt and notices given by hand shall be effective when delivered.

     15.3  Governing Law.  This Agreement shall be governed by the laws of the
           -------------
State of Delaware, as such laws are applied to contracts entered into and to be performed within such state.

     15.4  Waiver.  Except as specifically provided for herein, the waiver from
           ------
time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

     15.5  Severability.  If any term, covenant or condition of this Agreement
           ------------
or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

     15.6  Entire Agreement.  This Agreement sets forth all the covenants,
           ----------------
promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understanding between the Parties regarding the subject matter hereof. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein or therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

     IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers as of the date and year first above written.



MEGABIOS CORP                          GLAXO GROUP LIMITED


   /s/WILLIAM L. BROWN                    /s/RICHARD B. LYKER
By _____________________________       By____________________________

       Vice President
Title: ___________________________     Title:__________________________

       April 11, 1994
Date:  __________________________      Date:__________________________

                                  APPENDIX 1
                                  ----------

                          [MICHIGAN FORM OF LICENSE]

                               LICENSE AGREEMENT

                        MICHIGAN FILE 492c2 TECHNOLOGY

                              THERAPEUTIC LICENSE


     This is an Agreement, effective as of the _____ day of ______ 1992 (the "Effective Date"), entered into by __________________, a corporation incorporated in the State of ______________ with offices located at ______________________________ ("LICENSEE") , the Regents of the University
     of Michigan, a constitutional corporation of the State of Michigan ("MICHIGAN"), and HSC Research and Development Limited Partnership, a Partnership Organized and subsisting under the laws of the Province of Ontarion, Canada ("RDLP"). LICENSEE, MICHIGAN and RDLP agree as follows:


1.   BACKGROUND.
     ----------

1.1 Michigan and the Research Institute of the Hospital for Sick Children of Toronto, Ontario, Canada, ("HSC") have conducted research relating to cystic fibrosis. As a result of that research, MICHIGAN and RDLP have developed rights in the "Licensed Patents" defined below.

1.2 LICENSEE desires to obtain, and MICHIGAN and RDLP, consistent with their missions of education and research, desire to grant a license of the Licensed Patents on the terms and conditions listed below.


2.   DEFINITIONS.
     -----------


2.1 "TECHNOLOGY", as used in this Agreement, shall mean the information, manufacturing techniques, data, designs or concepts developed by MICHIGAN and HSC, Covering the gene for cystic fibrosis and uses thereof as [ * ]


2.2 "Parties", in singular or plural usage as required by the context, shall mean LICENSEE, MICHIGAN and/or RDLP.

2.3 "Affiliate(s)" shall mean any individual, corporation, Partnerships, proprietorship or other entity controlled by, controlling, or under common control with LICENSEE through equity ownership, ability to elect directors, or by virtue of a majority of overlapping directors, and shall include any individual, corporation, partnership, proprietorship or other entity directly or indirectly owning, owned by or under common ownership with LICENSEE to the extent of thirty percent 30% or more of the voting shares, including shares owned beneficially by such party.

2.4  "Licensed Patent(s)" shall mean [     *            ] and all foreign
     equivalent patent applications and Patent Cooperation Treaty filings, and all patents issuing therefrom in which MICHIGAN

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     and/or RDLP has or acquires a properly interest. "Licensed Patent(s)" shall also include any divisional, continuation (excluding continuations-in-part), reissue, reexamination or extension of the above-described patent applications and resulting patents, along with any extended or restored term, and any confirmation patent, registration patent, or patent of addition.

2.5 "Valid Claim(s)" means any claim(s) in an unexpired patent or pending in a patent application included within the Licensed Patents which has not been held unenforceable, unpatentable, or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer. If in any country there should be two or more such decisions conflicting with respect to the validity of the same claim, the decision of the higher or highest tribunal shall thereafter control; however, should the tribunals be of equal rank, then the decision or decisions upholding the claim shall prevail when the conflicting decisions are equal in number, and the majority of decisions shall prevail when the conflicting decisions are unequal in number.

2.6 "Product(s)" shall mean any product(s) whose manufacture, use or sale in any country would, but for this Agreement, comprise an infringement, including contributory infringement, of one or more Valid Claims.

2.7 "Field of Use" shall refer to the field for which Products may be designed, manufactured, used and/or marketed under this Agreement, and shall mean solely Products to be used for the therapeutic treatment of the disease cystic fibrosis.

2.8 "Net Sales" shall mean the sum, over the term of this Agreement, of all amounts received and all other consideration received (or, when in a form other than cash or its equivalent, the fair market value thereof when received) by LICENSEE and its Affiliates from persons or entities due to or by reason of the sale or other distribution of Products, or the use of Products, including any use by LICENSEE and Affiliates in the performance of services for their customers; less the following deductions and offsets, but only to the extent such sums are otherwise included in the computation of Net Sales, or are paid by LICENSEE and not otherwise reimbursed: refunds, rebates, replacements or credits actually allowed and taken by purchasers for return of Products; customary trade, quantity and cash discounts actually allowed and taken; excise, value-added, and sales taxes actually paid by LICENSEE for Products; and shipping and handling charges actually paid by LICENSEE for Products.

2.9 "Royalty Quarter(s)" shall mean the three-month periods ending on the last day of March, June, September and December of each year.

2.10 "Territory" means all Countries of the world.

2.11 "First Therapeutic Sale" shall mean the first sale of any Product (including any sale of a service using a Product in the Field of Use) by LICENSEE or an Affiliate, other than for use in clinical trials being conducted to obtain FDA or other governmental approvals to market Products.

3.   GRANT OF LICENSE.
     ----------------

3.1 MICHIGAN and RDLP hereby grant to LICENSEE a non-exclusive license under the Licensed Patents to make, have made, use (including use in the performance of services for its customers), market and sell, in the Territory, Products designed and marketed solely for use in the Field of Use.

3.2 MICHIGAN and RDLP reserve the right to license and use all aspects of the TECHNOLOGY and the Licensed Patents for any use or purpose, including the right to develop and produce Products.

3.3 The license granted to LICENSEE herein shall be without the right to sublicense, except that LICENSEE may sublicense Affiliate(s) who agree to be and are bound in writing to the terms and conditions of this Agreement to the same extent as LICENSEE. LICENSEE agrees to strictly monitor and enforce compliance with the terms and conditions of this Agreement by all Affiliate sublicensees.

4.   CONSIDERATION.

4.1 LICENSEE shall pay to MICHIGAN a one-time license issue fee of [*] forthwith following the Effective Date. Notwithstanding any other terms of this Agreement, this Agreement and the license granted hereunder shall not become effective until such issue fee is received by MICHIGAN.

4.2  LICENSEE shall also pay MICHIGAN, with respect to each Royalty Quarter, a
     royalty equal to [    *     ] of the Net Sales of LICENSEE and Affiliates.

4.3 The obligation to pay MICHIGAN a royalty under this Article 4 is imposed only once with respect to the same unit of Product regardless of the number of Valid Claims or Licensed Patents covering the same; however, for purposes of determination of Payments due hereunder, whenever the term "Product" may apply to a property during various stages of manufacture, use or sale, Net Sales, as otherwise defined, shall be derived from the sale, distribution or use of such Product by LICENSEE or Affiliates at the stage of its highest invoiced value to unrelated third parties.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

4.4 LICENSEE shall pay to MICHIGAN an annual license maintenance fee. This annual fee shall accrue in the Royalty Quarter ending in March of the years specified below, and shall be due and payable and included with the report for that quarter.

     If LICENSEE defaults in the payment of any annual license maintenance fee, and fails to remedy that default within thirty (30) days after written notice of it by MICHIGAN, then this Agreement and the license rights conveyed herein shall terminate.

     The annual license maintenance fees shall be as follows:

     (1)  In 1994 and 1995: [           *       ]

     (2)  In 1996, 1997 and 1998: [     *       ]

     (3) In 1999, and in each year thereafter during the term of this Agreement up to and including the year in which LICENSEE first obtains FDA approval or other governmental approval to distribute or use Products
          in the Field of Use: [     *      ]

     Also, notwithstanding (1-3) above (and in place of the amounts therein listed, when applicable):


     (4) In the first calendar year following the year in which LICENSEE obtains the approval described in (3) above, and in each year thereafter during the term of this Agreement up to and including the
          year in which the First Therapeutic Sale occurs: [    *       ]

     Also, notwithstanding (1-4) above (and in place of the amounts therein listed, when applicable):

     (5)  In the first calendar year following the First Therapeutic Sale: [*]

     (6)  In the second year following the First Therapeutic Sale: U.S. [*]

     (7)  In the third year following the First Therapeutic Sale:
          U.S. [        *       ] and

     (8)  In the fourth year following the First Therapeutic Sale, and in each
          year thereafter during the term of this Agreement; [  *    ]


     Each annual fee paid under (5-8) above may be credited by LICENSEE in full against all earned royalties otherwise to be paid to MICHIGAN under Paragraph 4.2 for the calendar year in which the specific annual fee is paid. The year for which such credits against royalties may be taken includes the

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     Royalty Quarter in which the annual fee accrues and the next three Royalty Quarters.

     Each annual fee paid under (1-4) above may be credited by LICENSEE in full against all earned royalties otherwise to be paid to MICHIGAN under Paragraph 4.2 after such annual fee is paid.

4.5 If it is necessary for LICENSEE to take any license(s), in a given country, under valid third party patents which would be infringed by the practice of
     Licensed Patents in that country, then LICENSEE can deduct [    *      ]
     of the royalties otherwise due and payable in each Royalty Quarter under Paragraph 4.2 above for Net Sales in that country, until such time as
     LICENSEE has recovered an amount equal to [      *         ] of the
     royalty paid to such third parties; provided that in no event shall such deducted amounts be applied to reduce or require reimbursement of the annual fees required under Paragraph 4.4. This Paragraph is not intended to imply an obligation upon MICHIGAN to reimburse LICENSEE's above-described third-party royalties; the rights granted to LICENSEE in this Paragraph shall not exceed the ability of the above-described mechanism
     (i.e., a deduction of [         *              ] due upon Net Sales in the
     country in question) to reimburse such expenses. LICENSEE shall make an accounting to MICHIGAN of all such third-party royalties, and all resulting deduction from royalties otherwise due and payable to MICHIGAN, as part of its reporting obligations under Article 5 below.

5    REPORTS.
     -------

5.1 Within sixty (60) days after the close of each Royalty Quarter during the term of this Agreement (including the close of any Royalty Quarter immediately following any termination of this Agreement), LICENSEE shall report to MICHIGAN all royalties accruing to MICHIGAN during such Royalty Quarter. Such quarterly reports shall indicate for each Royalty Quarter the gross sales and Net Sales of Products by LICENSEE and Affiliates, and any other revenues with respect to which payments are due, and the amount of such payments, as well as the various calculations used to arrive at said amounts, including the quantity, description (nomenclature and type designation), country of manufacture and country of sale of Products. In case no payment is due for any such period, LICENSEE shall so report.

5.2 LICENSEE covenants that it will promptly establish and consistently employ a system of specific nomenclature and type designations for Products so that various types can be identified and segregated, where necessary; LICENSEE and Affiliates shall consistently employ such system when rendering invoices thereon and henceforth agree to inform MICHIGAN, or its auditors, when requested as to the details

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     concerning such nomenclature system as well as to all additions thereto and changes therein.


5.3 LICENSEE shall keep, and shall require its Affiliates to keep, true and accurate records and books of account containing data reasonably required for the computation and verification of payments to be made as provided by this Agreement, which records and books shall be open for inspection upon reasonable notice during business hours by either MICHIGAN auditor(s) or an independent certified accountant selected by MICHIGAN, for the purpose of verifying the amount of payments due and payable. Said right of inspection will exist for six (6) years from the date of origination of any such record, and this requirement and right of inspection shall survive any termination of this Agreement. MICHIGAN shall be responsible for all expenses of such inspection, except that if such inspection reveals an underpayment of royalties to MICHIGAN in excess of ten percent (10%), then said inspection shall be at LICENSEE's expense and such underpayment shall become immediately due and payable to MICHIGAN.

5.4 The reports provided for hereunder shall be certified by an authorized representative of LICENSEE to be correct to the best of LICENSEE's knowledge and information.

6.   TIMES AND CURRENCIES OF PAYMENTS.
     --------------------------------

6.1 Payments accrued during each Royalty Quarter shall be due and payable in Ann Arbor, Michigan on the date each quarterly report is due (as provided in Paragraph 5.1), shall be included with such report and shall be paid in United States dollars. LICENSEE agrees to make all payments due hereunder to MICHIGAN by check made payable to "The Regents of The University of Michigan," and sent by prepaid, certified or registered mail, return receipt requested, to the address for notices set forth in Article 19 herein.

6.2 On all amounts outstanding and payable to MICHIGAN, interest shall accrue from the date such amounts are due and payable at two percentage points above the prime lending rate as established by the Chase Manhattan Bank, N.A., in New York City, New York, or at such lower rate as may be required by law.

6.3 Where Net Sales are generated in foreign currency, such foreign currency shall be converted into its equivalent in United States dollars at the exchange rate of such currency as reported (or if erroneously reported, as subsequently corrected) in the Wall Street Journal on the last business day of the Royalty Quarter during which such payments are received by LICENSEE or Affiliates (or if not reported on that date, as quoted by the Chase Manhattan Bank, N.A., in New York City, New York).

6.4 Except as provided in the definition of Net sales, all royalty payments to MICHIGAN under this Agreement shall be without deduction for sales, use, excise, personal property or other similar taxes or other duties imposed on such payments by the government of any country or any political subdivision thereof; and any and all such taxes or duties shall be assumed by and paid by LICENSEE.

7.   COMMERCIALIZATION.
     -----------------

7.1 It is understood that LICENSEE has the responsibility to do all that is necessary for any governmental approvals to manufacture and/or sell Products.

7.2 LICENSEE agrees to use reasonable efforts to develop Products, obtain any government approvals necessary, and manufacture and sell Products at the earliest possible date; and to effectively exploit, market and manufacture in sufficient quantities to meet anticipated customer demand and to make the benefits of the Products reasonably available to the public.

7.3 Within fifteen (15) days of the First Therapeutic Sale, LICENSEE shall report by written letter to MICHIGAN the date and general terms of that sale.

7.4 LICENSEE shall promptly inform MICHIGAN of any patent applications or similar applications relating to the TECHNOLOGY filed by or on behalf of LICENSEE or Affiliates anywhere in the world.

8.   PATENT APPLICATIONS AND MAINTENANCE.
     -----------------------------------

     MICHIGAN and RDLP shall control all aspects of filing, prosecuting, and maintaining Licensed Patents, including foreign filings and Patent Cooperation Treaty filings. MICHIGAN and RDLP may in their sole discretion decide to refrain from or to cease prosecuting or maintaining any of the Licensed Patents, including any foreign filing or any Patent Cooperation Treaty filing.

9.   INFRINGEMENT.
     ------------

     If LICENSEE becomes aware of or reasonably suspects infringement of Licensed Patents by third parties, LICENSEE agrees to promptly notify MICHIGAN of such alleged infringement. MICHIGAN and RDLP, at their sole discretion and at their own expense, may initiate proceedings in response to alleged infringement.

10.  NO WARRANTIES; LIMITATION ON MICHIGAN'S and RDLP'S LIABILITY.
     ------------------------------------------------------------

10.1 MICHIGAN and RDLP, including their fellows, officers, employees and agents, make no representations or warranties that any Licensed Patent is or will be held valid, or that the manufacture, use, sale or other distribution of any

      Products will not infringe upon any patent or other rights not vested in MICHIGAN or RDLP.

10.2 MICHIGAN AND RDLP, INCLUDING THEIR FELLOWS, OFFICERS, EMPLOYEES AND AGENTS, MAKE NO REPRESENTATIONS, EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES or MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ASSUME NO RESPONSIBILITIES WHATEVER WITH RESPECT TO DESIGN, DEVELOPMENT, MANUFACTURE, USE, SALE On OTHER DISPOSITION BY LICENSEE OR AFFILIATES OF PRODUCTS.

10.3 THE ENTIRE RISK AS TO THE DESIGN, DEVELOPMENT, MANUFACTURE, OFFERING FOR SALE, SALE OR OTHER DISPOSITION, AND PERFORMANCE OF PRODUCTS IS ASSUMED BY LICENSEE AND AFFILIATES. In no event shall MICHIGAN, RDLP or HSC, including their fellows, officers, employees and agents, be responsible or liable for any direct, indirect, special, incidental, or consequential damages or lost profits to LICENSEE, Affiliates or any other individual or entity regardless of legal theory. The above limitations on liability apply even though MICHIGAN, RDLP, or HSC, including their fellows, officers, employees or agents, may have been advised of the possibility of such damage.

10.4 LICENSEE shall not, and shall require that its Affiliates do not, make any statements, representations or warranties or accept any liabilities or responsibilities whatsoever to or with regard to any person or entity which are inconsistent with any disclaimer or limitation included in this
      Article 10.

10.5 Regardless of any testing that may have been done at HSC or MICHIGAN, HSC, MICHIGAN and RDLP make no representations regarding how Products can or should be used in the therapeutic treatment of the disease cystic fibrosis.

10.6 IT IS UNDERSTOOD THAT THE TECHNOLOGY AND THE LICENSED PATENTS DO NOT IDENTIFY THE PRESENCE OF THE CYSTIC FIBROSIS DISEASE IN ALL CASES.

11.   INDEMNITY; INSURANCE.
      --------------------

11.1 LICENSEE shall defend, indemnify and hold harmless and shall require its affiliates to defend, indemnify and hold harmless MICHIGAN, RDLP and HSC, as well as their fellows, officers, trustees, directors, employees and agents, for and against any and all claims, demands, damages, losses, and expenses of any nature (including attorneys' fees and other litigation expenses), resulting from, but not limited to, death, personal injury, illness, property damage, economic loss or products liability arising from or in connection with, any of the following:

     (l) Any manufacture, use, sale or other disposition by LICENSEE, Affiliates or transferees of Products;

     (2) The direct or indirect use by any person of Products made, used, sold or otherwise distributed by LICENSEE or Affiliates;

     (3) The use by LICENSEE or Affiliates of any invention related to the TECHNOLOGY or the Licensed Patents.

11.2 MICHIGAN and RDLP shall be entitled to participate at their option and expense through counsel of its own selection, and may join in any legal actions related to any such claims, demands, damages, losses and expenses under Paragraph 11.1 above.

11.3 LICENSEE shall purchase and maintain in effect a policy of product liability insurance covering all claims with respect to any Products manufactured, sold, licensed or otherwise distributed by LICENSEE and Affiliates, and shall specify MICHIGAN, RDLP and HSC, including their fellows, officers, trustees, directors and employees, as an additional insured. LICENSEE shall furnish certificate(s) of such insurance to MICHIGAN, upon request.

12.   TERM AND TERMINATION.
      --------------------

12.1 Upon any termination of this Agreement, and except as provided herein to the contrary, all rights and obligations of the Parties hereunder shall cease, except as follows:

          (1) Obligations t6 pay royalties and other sums accruing hereunder up to the day of such termination;

          (2)  MICHIGAN's rights to inspect books and records as described in
               Article 5, and LICENSEE's obligations to keep such records for the required time;

          (3)  Obligations of defense and indemnity under Article 11;

          (4) Any cause of action or claim of LICENSEE or MICHIGAN accrued or to accrue because of any breach or default by the other Party hereunder;

          (5) The general rights, obligations, and understandings of Articles 2, 10, 15, 17, 26 and 27; and

          (6) All other terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and context are intended to survive until performance thereof.

12.2 This Agreement will become effective on its Effective Date and, unless terminated under another, specific provision of this Agreement, will remain in effect until and terminate upon the last to expire of Licensed Patents.

12.3 If LICENSES shall at any time default in the payment of any royalty or the making of any report hereunder, or shall make any false report, or shall commit any material breach of any covenant or promise herein contained, and shall fail to remedy any such default, breach or report within thirty
      (30) days after written notice thereof by MICHIGAN specifying such default, then MICHIGAN and RDLP may, at their option, terminate this Agreement and the license rights granted herein by notice in writing to such effect. Any such termination shall be without prejudice to any Party's other legal rights for breach of this Agreement.

12.4 LICENSEE may terminate this Agreement by giving MICHIGAN a notice of termination, which shall include a statement of the reasons, whatever they may be, for such termination and the termination date established by LICENSEE, which date shall not be sooner than ninety (90) days after the date of the notice. Such notice shall be deemed by the Parties to be final.

12.5 In the event LICENSEE shall at any time during the term of this Agreement deal with the TECHNOLOGY or Products in any manner which violates the laws, regulations or similar legal authority of any jurisdiction including, but not limited to, the public health requirements relating to the TECHNOLOGY or Products or the design, development, manufacture, offering for sale, sale or other disposition of Products, the license granted herein shall terminate immediately with respect to such Products within the territory encompassed by such jurisdiction.

13.   ASSIGNMENT
      ----------

      Due to the unique relationship between the Parties, this Agreement shall not be assignable by LICENSEE without the prior written consent of MICHIGAN and RDLP. Any attempt to assign this Agreement without such consent shall be void from the beginning. MICHIGAN and RDLP shall not unreasonably withhold consent for LICENSEE to assign this Agreement to a purchaser of all or substantially all of LICENSEE's business. No assignment shall be effective unless and until the intended assignee agrees in writing with RDLP and MICHIGAN to accept all of the terms and conditions of this Agreement. Further, LICENSEE shall refrain from pledging any of the license rights granted in this Agreement as security for any creditor.

14.   REGISTRATION AND RECORDATION.
      ----------------------------

14.1 If the terms of this Agreement, or any assignment or license under this Agreement are or become such as to require that the Agreement or license or any part thereof be registered with or reported to a national or supranational agency of any area in which LICENSEE or Affiliates would do business, LICENSEE will, at its expense, undertake such registration or report. Prompt notice and appropriate verification of the act of registration or report or any agency ruling resulting from it will be supplied by LICENSEE to MICHIGAN.

14.2 Any formal recordation of this Agreement or any license herein granted which is required by the law of any country, as a prerequisite to enforceability of the Agreement or license in the courts of any such country or for other reasons, shall also be carried out by LICENSEE at its expense, and appropriately verified proof of recordation shall be promptly furnished to MICHIGAN.

15.   LAWS AND REGULATIONS OF THE UNITED STATES AND CANADA; EXPORT.
      ------------------------------------------------------------

15.1 Activities under this Agreement shall be subject to all appropriate United States and Canadian laws and regulations now or hereafter applicable.

15.2 LICENSEE shall comply, and shall require its Affiliates to comply, with all provisions of any applicable laws, regulations, rules and orders relating to the license herein granted and to the testing, Production, transportation, export, packaging, labeling, sale or use of Products, or otherwise applicable to LICENSEE'S or its Affiliates activities hereunder.

15.3 LICENSEE shall obtain, and shall require its Affiliates to obtain, such written assurances regarding export and reexport of technical data (including Products made by use of technical data) as may be required by the United States Office of Export Administration Regulations, and LICENSEE hereby gives such written assurances as may be required under those Regulations to MICHIGAN.

15.4 LICENSEE shall obtain, and shall require its Affiliates to obtain, such authorization regarding export and re-export of technical data (including Products made by use of technical data) as may be required by the Department of External Affairs, Export Controls Division, or any authorization necessary for export from or import into Canada, and LICENSEE hereby gives written assurances as may be required under those regulations to RDLP.

16.   BANKRUPTCY
      ----------

      If during the term of this Agreement, LICENSEE shall make an assignment for the benefit of creditors, or if proceedings in voluntary or involuntary bankruptcy shall be instituted on behalf of or against LICENSEE, or if a receiver or trustee shall be appointed for the property of LICENSEE, MICHIGAN and RDLP may, at their option terminate this Agreement and revoke the license herein granted by written notice to LICENSEE.

17.  PUBLICITY
     ---------

     LICENSEE agrees to refrain from using and to require Affiliates to refrain from using the name of MICHIGAN, RDLP and HSC in publicity or advertising without the prior written approval of that entity.

18.  PRODUCT MARKING.
     ---------------

     LICENSEE agrees to mark, and to require Affiliates to mark, Products with the appropriate patent notice as approved by MICHIGAN (when appropriate), such approval not to be unreasonably withheld.

19.  NOTICES.
     -------

     Any notice, request, report or payment required or permitted to be given or made under this Agreement by a Party shall be given by sending such notice by certified or registered mail, return receipt requested, to the address set forth below or such other address as such Party shall have specified by written notice given in conformity herewith. Any notice not so given shall not be valid unless and until actually received, and any notice given in accordance with the provisions of this Paragraph shall be effective when mailed.

     To LICENSEE:                 ____________________________
                                  ____________________________
                                  ____________________________

                                  Attn: _______________________


     To MICHIGAN:                 The University of Michigan
                                  Intellectual Properties Office
                                  475 E. Jefferson St., Room 2354
                                  Ann Arbor, MI  48109-1248
                                  U.S.A.

                                  Attn:     File No. 492c2


          with a copy to:         Research and Development
                                  Limited Partnership
                  -               88 Elm Street
                                  Toronto, Ontario  M5G 1X8
                                  CANADA
                                  Attn: Barbara Lavers

20.  INVALIDITY.
     -----------

     In the event that-any term, provision, or covenant of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that term will be curtailed, limited or deleted, but only to the extent necessary to remove such invalidity, illegality or unenforceability, and the remaining terms, provisions and covenants shall not in any way be affected or impaired thereby.

21.  ENTIRE AGREEMENT AND AMENDMENTS.

     This Agreement contains the entire understanding of the Parties with respect to the matter contained herein. The Parties may, from time to time during the Continuance of this Agreement, modify, vary or alter any of the provisions of this Agreement, but only by an instrument duly executed by authorized officials of all Parties hereto.

22.  WAIVER.

     No waiver by a Party of any breach of this Agreement, no matter how long continuing or how often repeated, shall be deemed a waiver of any subsequent breach thereof, nor shall any delay or omission on the part of a Party to exercise any right, power, or privilege hereunder be deemed a waiver of such right, power or privilege.

23.  ARTICLE HEADINGS.

     The Article headings herein are for purposes of convenient reference only and shall not be used to construe or modify the terms written in the text of this Agreement.

24.  NO AGENCY RELATIONSHIP.

     The relationship between the Parties is that of independent contractor and contractees. LICENSEE shall not be deemed to be an agent of MICHIGAN or RDLP in connection with the exercise of any rights hereunder, and shall not have any right or authority to assume or create any obligation or responsibility on behalf of MICHIGAN or RDLP.

25.  FORCE MAJEURE.
     -------------

     No Party hereto shall be deemed to be in default of any provision of this Agreement, or for any failure in performance, resulting from acts or events beyond the reasonable control of such Party, such as Acts of God, acts of civil or military authority, civil disturbance, war, strikes, fires, power failures, natural catastrophes or other "force majeure" events.

26.  GOVERNING LAW.
     -------------

     This Agreement and the relationships of the Parties shall be governed in all respects by the law of the State of Michigan (notwithstanding any provisions governing conflict of laws under such Michigan law to the contrary), except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent has been granted.

27.  JURISDICTION AND FORUM.
     ----------------------

     LICENSEE hereby consents to the jurisdiction of the courts of the State of Michigan over any dispute concerning this Agreement or the relationship of the Parties. Should LICENSEE bring any claim, demand or other action against MICHIGAN or RDLP, including their fellows, officers, employees or agents, arising cut of this Agreement or the relationship between the Parties, LICENSEE agrees to bring said action only in an appropriate court of the State or Province of that Party.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in triplicate originals by their duly authorized officers or representatives.



FOR LICENSEE

By _____________________________
   (authorized representative)


Typed Name_____________________


Title__________________________


Date_______________________


FOR RESEARCH AND DEVELOPMENT      FOR THE REGENTS OF
LIMITED PARTNERSHIP               THE UNIVERSITY or MICHIGAN

By ________________________       By _________________________
 (authorized representative)       (authorized representative)

Typed Name__________________      Typed Name____________________

Title_______________________      Title__________________________

Date________________________      Date____________________________

                                  APPENDIX 2

                            [UCSF Option Agreement]

                                  APPENDIX 2

                        OPTION TO AN EXCLUSIVE LICENSE

                                      FOR

                             IN VIVO GENE THERAPY


     THIS OPTION AGREEMENT ("Agreement") effective this 30TH day of April, 1992, by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation, having its statewide administrative offices at 22nd Floor, 300 Lakeside Drive, Oakland, California 94612-3550 ("THE REGENTS") and MEGABIOS Corp., a California corporation, having a principal place of business at Suite 410, Two Embarcadero Center, San Francisco,; California 94111, ("OPTIONEE").


                                   RECITALS
                                   --------

     WHEREAS, certain inventions, generally characterized as a IN VIVO GENE THERAPY, hereinafter collectively referred to as the "Invention", were made in the course of research at the University of California, San Francisco, by Dr. Robert J. Debs and are covered by Regents' Patent Rights as defined below;

     WHEREAS, THE REGENTS is desirous that the Invention be developed and utilized to the fullest extent so that the benefits can be enjoyed by the general public; and

     WHEREAS, OPTIONEE is desirous of obtaining certain rights from THE REGENTS which would allow it to explore the commercial potential of the Invention, and THE REGENTS is willing to grant such rights; and

     WHEREAS, OPTIONEE wishes to support a program of research in Dr. Debs' laboratory at the University of California, San

Francisco, with Dr. Debs as the Principal Investigator ("Research Project") as provided in the sponsored research agreement ("Research Agreement") of even date between the parties herein; and

     WHEREAS, OPTIONEE is desirous of obtaining Tangible Research Product which are owned by the Regents and are not a part of the public domain of information; and

     WHEREAS, THE REGENTS has no obligation to prevent such Tangible Research Product from becoming a part of the public domain of information.


     NOW, THEREFORE, the parties agree as follows:

     1.   DEFINITIONS.
          -----------

          1.1  "Regents' Patent Rights" means patent rights to any subject
                ----------------------
matter claimed in or covered by any of the following: (a) pending U.S. Patent Application, [*


              ](b) any continuing or continuation-in-part applications thereof including divisions and substitutions; (c) to the extent not expressly prohibited by past agreements between the Regents and third parties any patent applications that cover IN VIVO GENE THERAPY naming Dr. Debs or scientists working in Dr. Debs' laboratory or under his supervision and which applications such scientists are under a

                                      12


[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

duty to assign to THE REGENTS and which are conceived or reduced to practice during the term of the Research Agreement as amended; (d) any patents issuing on said applications or continuing application including reissues; (e) all patentable inventions developed as part of the Research Project during the term of the Research Agreement for which OPTIONEE has elected to obtain rights; and
(f) any corresponding foreign patents or patent applications.

          1.2  "Licensed Product" means any material either that is covered by
                ----------------
Regents' Patent Rights or whose manufacture, use, or sale by an unlicensed third party would constitute an infringement of any pending or issued claim within Regents' Patent Rights.

          1.3  "Licensed Method" means any method either that is covered by
                ---------------
Regents' Patent Rights or whose use or practice by an unlicensed third party would constitute an infringement of any pending or issued claim within Regents' Patent Rights.

          1.4  "License Agreement" means the license agreement between THE
                -----------------
REGENTS and OPTIONEE that shall result if OPTIONEE exercises its option pursuant to Article 4.

          1.5  "Research Agreement" means the Research Agreement between the
                ------------------
parties hereto dated this date.

          1.6  "Tangible Research Product" means all know-how inventions, data,
                -------------------------
technology and information (other than Regents' Patent Rights) developed in Dr. Debs' laboratory and owned by THE REGENTS, or concerning which they have the right to license, which is useful in connection with Licensed Product or Licensed Method, including, but not limited to, (i) medical, clinical, toxicological or other Scientific data, (ii) processes and analytical methodology used in development, testing, analysis and manufacture, and (iii) materials developed under the Research Agreement including any cell line or derivatives, progenies or materials derived from it; ("Biological Materials").

          1.7  "In Vivo Gene Therapy" means administration of genes,
                --------------------
transgenes, or other nucleic acids directly into the human or animal body by any means of delivery for the prevention, mitigation or treatment of diseases or conditions of the human or animal body.

     2.   OPTION FOR EXCLUSIVE LICENSE.
          ----------------------------

          2.1 Subject to the limitations set forth in this Agreement, THE REGENTS hereby grant to OPTIONEE an option to acquire an exclusive license (with right to sublicense) under Regents' Patent Rights (or any part thereof that OPTIONEE desires) to make, have made, use and sell Licensed Products and to practice Licensed Methods.

          2.2 Said option shall commence on the effective date of this Agreement and shall have an expiration date of the later of (i) three (3) years from the effective date or (ii) expiration or termination of the Research Agreement.

          2.3 This Agreement does not constitute a license to make, have made, use or sell Licensed Products or to practice the Licensed Method except for the sole purpose of evaluating OPTIONEE's interest in exercising the option. See also Article 6 (Due Diligence).

     3.   OPTION FEE
          ----------

          As Consideration for this Agreement, OPTIONEE agrees to pay to THE REGENTS an Option Fee of Twelve Thousand Dollars ($12,O00.00) per year to be paid within thirty (30) days from the effective date of this Agreement and within thirty (30) days from each subsequent anniversary date thereof during the term of this Agreement. This Option Fee is neither refundable nor deductible nor an advance against future royalties.

     4.   EXERCISE OF THE OPTION.
          ----------------------

          4.1 If OPTIONEE elects to exercise its option rights to a License Agreement under paragraph 2.1 hereof, OPTIONEE shall notify THE REGENTS in writing pursuant to Article 14 (Notices) prior to the expiration of this Agreement. Failure of OPTIONEE to so notify THE REGENTS shall be deemed to be an election by OPTIONEE not to secure a license.

          4.2 When OPTIONEE notifies THE REGENTS pursuant to paragraph 4.1, it shall specify in writing those particular patent applications, fields of use and territory for which it desires a license from THE REGENTS and those in which it has no interest.

     5.   TERMS OF PROPOSED LICENSE.
          -------------------------

          5.1 If OPTIONEE exercises its option under Article 4, OPTIONEE and THE REGENTS shall thereupon negotiate in good faith to arrive at mutually agreeable, reasonable terms and conditions for the license. The terms of the License Agreement shall include, but not be limited to, the following provisions, all of which shall be fair and reasonable as compared with the then contemporary license terms offered by THE REGENTS far biotechnology of similar value:

               a. a worldwide, exclusive license under Regents' Patent Rights and, to the extent THE REGENTS is legally able, Tangible Research Product to make, have made, use, and sell Licensed Products and to practice the Licensed Method for the life of Regents' Patent Rights on a country-by-country basis;

               b. a right to sublicense THE REGENTS' Patent Rights and Tangible Research Product worldwide;

               c.   a one-time license issue fee of [   *    ] for all Licensed
                    Products and Licensed Methods;


               d. a royalty rate based upon OPTIONEE's net receipts from Net Sales (sales less customary allowances, charges and credits) of Licensed Products, such rate to be [*
                                       ]
               e.   diligence terms; and

               f. indemnification, infringement and warranty terms as set forth in Exhibit 5.1 attached hereto.
                             -----------

          5.2 If the parties are unable to reach agreement on the terms and conditions of a proposed License Agreement in accordance with paragraph 5.1, the parties shall resolve any

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

unsettled terms, other than those covered by Exhibit 5 1, by arbitration
                                             -----------
pursuant to Article 19 hereof.

     6.   DUE DILIGENCE.
          -------------

          6.1 Subject to paragraph 2.3, OPTIONEE shall diligently undertake the requisite research and testing of Licensed Products necessary to evaluate its interest in exercising the option. It is understood between the parties that OPTIONEE may meet its diligence obligation by its continued funding of the Research Project.

          6.2 OPTIONEE shall be entitled to exercise prudent and reasonable business judgment in meeting its due diligence obligations hereunder.

          6.3 OPTIONEE shall provide THE REGENTS with a progress report covering its activities relating to the development and testing of Licensed Products semi-annually on or before the following dates of each calendar year:

                    February 28
                    August 31

          6.4 In addition to the obligations set forth above OPTIONEE shall spend an aggregate of not less than Seven Hundred Forty-One Thousand Four Hundred Three ($741,403.00) for the direct and indirect costs of development of Licensed Products during the first three (3) years of this Agreement pursuant and subject to the provisions of the Research Agreement.

     7.   PATENT PROSECUTION AND MAINTENANCE.
          ----------------------------------

          7.1 THE REGENTS shall prosecute and maintain the United States and foreign patent applications and patents in THE REGENTS' Patent Rights using counsel of its choice and after due consultation with OPTIONEE. THE REGENTS shall provide OPTIONEE with copies of all relevant documentation so that OPTIONEE may be informed and apprised of the continuing prosecution, and OPTIONEE agrees to keep this documentation Confidential.

          7.2 THE REGENTS shall use reasonable efforts to amend any patent application to include claims requested by OPTIONEE and required to protect the products contemplated to be sold under the License Agreement.

          7.3 All past direct costs (not to exceed $25,000) and all future direct costs incurred by THE REGENTS in the filing, prosecuting and maintaining of the United States patent applications and patents in Regents' Patent Rights shall be borne by OPTIONEE.

          7.4 THE REGENTS shall obtain patent protection on the invention in foreign countries if available and if OPTIONEE so desires. OPTIONEE must notify THE REGENTS within seven (7) months of the filing of the corresponding United States application of its decision to obtain foreign patents. This notice concerning foreign filing shall be in writing, must identify the countries desired, and reaffirm OPTIONEE's obligation to underwrite the costs thereof.
The absence of such a notice from OPTIONEE to THE REGENTS shall be considered an election not to secure foreign rights.

          7.5 The preparation, filing and prosecuting of all foreign patent applications filed at OPTIONEE'S request, as well as the maintenance of all resulting foreign patents, shall be at the sole expense of OPTIONEE. Such patents shall be held in the name of THE REGENTS and shall be obtained using counsel selected by OPTIONEE from a list of three patent law firms proposed by THE REGENTS.

          7.6 OPTIONEE's obligation to underwrite and to pay patent prosecution costs shall continue for so long as this Agreement remains in effect, provided, however, that OPTIONEE may terminate its obligations with respect to any patent application or patent upon three-(3) months' written notice to THE REGENTS. THE REGENTS will use its best efforts to curtail the associated patent costs after such notice is received from OPTIONEE. THE REGENTS may continue prosecution and/or maintenance of such application(s) or patents(s) at its sole discretion and expense; provided, however, that if THE REGENTS' unreimbursed expenditures on account of any such application exceeds thirty-three (33) percent of the amount reimbursed by OPTIONEE on account of said application or if OPTIONEE does not reimburse THE REGENTS for such unreimbursed expenditures within thirty (30) days after it receives written notice of granting of said application, OPTIONEE shall have no further right or licenses thereunder.

     8.   LIFE OF THE AGREEMENT.
          ---------------------

          8.1 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement shall be in full force and effect from the effective date recited on page one and shall remain in effect for the period specified in Article 2 (OPTION FOR EXCLUSIVE LICENSE).

          8.2 Any termination of this Agreement shall not affect the rights and obligations set forth in the following Articles:

                    Article 11     Use of Names, Trademarks and
                                   Confidential Information

                    Article 13     Indemnification

                    Article 16     Late Payments

          8.3 Any termination of this Agreement shall not relieve OPTIONEE of its obligation to pay any monies due or owing at the time of such termination and shall not impair any accrued right of THE REGENTS.

     9.   TERMINATION BY THE REGENTS.
          --------------------------

          9.1 If OPTIONEE should violate or fail to perform any term or covenant of this Agreement, then THE REGENTS may give written notice of such default (Notice of Default) to OPTIONEE. If OPTIONEE should fail to repair such default within thirty (30) days of the effective date of such notice, THE REGENTS shall have the right to terminate this Agreement by a second written notice (Notice of Termination) to OPTIONEE; provided, however, that if such default inherently requires additional time to cure then OPTIONEE will request in writing an extension from THE REGENTS, such extension shall not be unreasonably withheld. For events of default not involving the payment of money by Optionee which cannot be cured within thirty (30) days, THE REGENTS will grant a reasonable extension of time within which to cure such default based upon the circumstances present at the time such extension is requested by Optionee. If a proper Notice of Termination is sent to OPTIONEE, this Agreement shall automatically terminate on the effective date of such notice. These notices shall be subject to Article 14 (Notices). No termination of this Exclusive Option Agreement shall affect any licenses granted hereunder prior to the effective date of termination.

          9.2 THE REGENTS shall also have the right and option to terminate this Agreement if the Research Project, under the Research Agreement, sponsored by OPTIONEE on the Invention at the University of California, San Francisco under Dr. Robert Debs is prematurely terminated by OPTIONEE and there has been no breach thereof by THE REGENTS. Said termination of this Agreement shall be carried out in the manner set forth in paragraph 9.1.

     10.  TERMINATION By OPTIONEE.
          -----------------------

          OPTIONEE shall have the right at any time to terminate this Agreement in whole or as to any portion of Regents' Patent Rights by giving notice in writing to THE REGENTS. Such Notice of Termination shall be subject to Article 14 (Notices) and such termination shall be effective thirty (30) days from the effective date of such notice.

     11.  USE OF NAMES, TRADEMARKS, AND CONFIDENTIAL INFORMATION.
          ------------------------------------------------------

          11.1 Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, the use of the name, "THE REGENTS of the

University of California" or the name of any campus of the University of California by the Optionee is expressly prohibited.

          11.2 It is understood that THE REGENTS shall be free to release to the inventors and Senior administrative officials employed by THE REGENTS the terms and conditions of this Agreement upon their request. If such release is made, THE REGENTS shall request that such terms and conditions not be disclosed to others. It is further understood that should a third party inquire whether a license to Regents' Patent Rights is available, THE REGENTS may disclose the existence of this Agreement and the Extent of the grant in Article 2 to such third party, but shall not disclose the name of the Licensee, except where THE REGENTS is required to release such information under either the California Public Records Act or other applicable law.

          11.3 With regard to confidential information ("Data"), which can be oral or written or both, received from THE REGENTS regarding this invention, OPTIONEE agrees:


               (a) not to use the Data except for the sole purpose of performing under the terms of this Agreement;

               (b) to safeguard Data against disclosure to others with the same degree of care as it exercises with its own data of a similar nature; and

               (c) not to disclose Data to others (except to its employees, agents or consultants who are bound to OPTIONEE by a like obligation of confidentiality) without the express written permission of THE REGENTS, except that OPTIONEE shall not be prevented from using or disclosing any of the
Data:

                    (i) which OPTIONEE can demonstrate by written records was previously known to it;

                    (ii) which is now, or becomes in the future, public knowledge other than through acts or omissions of OPTIONEE; or

                    (iii) which is lawfully obtained by OPTIONEE from sources independent of THE REGENTS; and

               (d) that the secrecy obligations of OPTIONEE with respect to Data shall continue for a period ending five (5) years from the termination date of this Agreement.

               With regard to Biological Material received from THE REGENTS, OPTIONEE hereby agrees:

               (e) not to use Biological Material except for the sole purpose of performing under the terms of this Agreement;

               (f) not to transfer Biological Material to others (except to its employees, agents or consultants who are bound to the Licenses by like obligations conditioning and restricting access, use and continued use of Biological Material) without the express written permission of THE REGENTS, except that OPTIONEE shall not be prevented from transferring Biological Material which:

                    (i) becomes publicly available other than through acts or omissions of OPTIONEE, or

                    (ii) is lawfully obtained by OPTIONEE from sources independent of THE REGENTS;

               (g) to safeguard Biological Material against disclosure and transmission to others with the same degree of care as it exercises with its own biological materials of a similar nature;

               (h) to destroy all copies of Biological Material at the termination of this Agreement.

     12.  LIMITED WARRANTY.
          ----------------

          12.1 THE REGENTS warrant to OPTIONEE that it has the lawful right to grant this option and that there is no conflict between this option and any other grant of rights by THE REGENTS.

          12.2 Except as set forth in paragraph 12.1, this Agreement and the associated Invention are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKE NO REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

          12.3 IN NO EVENT WILL THE REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS AGREEMENT OR THE USE OF THE INVENTION OR LICENSED PRODUCTS.

          12.3  Nothing in this Agreement shall be construed as:

               (12.3a) a warranty or representation by THE REGENTS as to the validity or Scope of any Regents' Patent Rights; or

               (12.3b) a warranty or representation that anything made, used, sold or otherwise disposed of under any license of Regents' Patent Rights is or will be free from infringement of patents of third parties; or

               (12.3c) an obligation to bring or prosecute actions or suits against third parties for patent infringement; or

               (12.3d) conferring by implication, estoppel or otherwise any license or rights under any patents of THE REGENTS other than Regents' Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Regents' Patent Rights; or

               (12.3e) an obligation to furnish any know-how not provided in Regents' Patent Rights or Tangible Research Product.

     13.  INDEMNIFICATION; INSURANCE.
          --------------------------

          13.1 Except as set forth in paragraph 12.1, the OPTIONEE agrees to indemnify hold harmless and defend THE REGENTS, its officers, employees, and agents; the sponsors of the research that lead to the Invention; and the inventors of the patents and patent application in Regents' Patent Rights and their employers against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from or arising out of exercise of this Agreement.

          13.2 THE REGENTS shall promptly notify OPTIONEE in writing of any claim or suit brought against THE REGENTS in respect of which THE REGENTS intend to invoke the provisions of this Article 13. OPTIONEE will keep THE REGENTS informed on a current basis of its defense of any claims pursuant to this
Article 13.

          13.3 At such time as OPTIONEE commences research activities in its own facilities utilizing its own employees, OPTIONEE, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance as follows, or an equivalent program of self insurance;

               Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

               (a)  Each occurrence $1,000,000

               (b)  Personal injury $1,000,000

               (c)  General aggregate (commercial form only) $3,000,000

               It should be expressly understood, however, that the coverages and limits referred to under the above shall not in any way limit the liability of OPTIONEE. OPTIONEE shall furnish THE REGENTS with certificates of insurance evidencing compliance with all requirements. Such certificates shall:

               (a) Provide for thirty-(30) day advance written notice to THE REGENTS of any modification.

               (b) Indicate that THE REGENTS has been endorsed as an additional Insured under the coverages referred to under the above.

               (c) Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collectible insurance or program of self-insurance carried or maintained by THE REGENTS.

          13.4 THE REGENTS shall promptly notify OPTIONEE in writing of any claim or suit brought against THE REGENTS in respect of which THE REGENTS intends to invoke the provisions of this Article 13. OPTIONEE will keep THE REGENTS informed on a current basis of its defense of any claims pursuant to this Article 13.

     14.  NOTICES.

     Any notice or payment required to be given to either party shall be deemed to have been properly given and to be effective (a) on the date of delivery if delivered in person or (b) five (5) days after mailing if mailed by certified mail, postage paid, to the respective addresses given below or to such other address as shall be designated by written notice given to the other party.

To OPTIONEE         MEGABIOS Corp.
                    Suite 410
                    Two Embarcadero Center
                    San Francisco, California  94111
                    Attention:  William L. Brown
                                Vice President


                    To THE REGENTS: The Regents of the University of California (Case No. 91-281-1)
                    Office of Technology Transfer
                    1320 Harbor Bay Parkway, Suite 150
                    Alameda, California  9451
                    Attention:  Director


     15.  ASSIGNABILITY.
          -------------

     This Agreement is binding upon and shall inure to the benefit of THE REGENTS, their successors and assigns, but shall be personal to OPTIONEE and assignable by OPTIONEE only with the written consent of THE REGENTS, which consent shall not be unreasonably withheld.

     16.  LATE PAYMENTS.
          -------------

     In the event fees or payments are not received by THE REGENTS when due, OPTIONEE agrees to pay THE REGENTS interest charges at a rate per annum of Ten
(10) percent. Such interest shall be calculated from the date payment was due until actually received by THE REGENTS.

     17.  WAIVER.
          ------

          It is agreed that no waiver by either party hereto of any breach or Default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

     18.  GOVERNING LAWS.
          --------------

          THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

NOTWITHSTANDING, THE SCOPE AND VALIDITY OF ANY PATENT APPLICATION SHALL BE GOVERNED BY THE APPLICABLE LAWS OF THE COUNTRY OF SUCH PATENT OR PATENT APPLICATION.

     19.  ARBITRATION
          -----------

          Except for the provisions of Section 9.2, any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     20.  MISCELLANEOUS.
          -------------

          20.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretations of this Agreement.

          20.2 This Agreement will not be binding upon the parties until it has been signed below on behalf of each party, in which event, it shall be effective as of the date recited on page one.

          20.3 No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed on behalf of each party.

          20.4 Except for the Research Agreement, this Agreement embodies the entire understanding of the parties relating to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to such subject matter.

          20.5 In case any of the provisions contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, but this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

     IN WITNESS WHEREOF, both THE REGENTS and OPTIONEE have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized as of the day and year first set forth above.

OPTIONEE                               THE REGENTS:

MEGABIOS Corp.                         THE REGENTS OF THE UNIVERSITY OF
                                         CALIFORNIA

    /s/WILLIAM L. BROWN                    /s/
By: ____________________________       By: _______________________________
          (Signature)                               (Signature)


Name:  William L. Brown                Name:  Carl B. Wotten

Title:  Vice President                 Title: Director, Office of Technology
                                         Transfer


Approval as to legal form  /s/MARTY SIMPSON, JR.                    5/1/92
                           _______________________________________  ______
                           P. Martin Simpson, Jr. Resident Counsel   Date
                           Office Of Technology Transfer
                           University of California

                                  EXHIBIT 5.1
                                  -----------


     A.   LIMITED WARRANTY.
          ----------------

          l. The Regents warrant to LICENSEE that it has the lawful right to grant this License and that such grant does not conflict with any other grant of rights by The Regents.

          2. Except as set forth in paragraph 12.1, this Agreement and the associated Invention are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKE NO REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

          3. IN NO EVENT WILL THE REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS AGREEMENT OR THE USE OF THE INVENTION OR LICENSED PRODUCTS.

          4.   Nothing in this Agreement shall be construed as:

          (a) a warranty or representation by The Regents as to the validity or scope of any Regents' Patent Rights; or

          (b) a warranty or representation that anything made, used, sold or otherwise disposed of under any license of Regents' Patent Rights is or will be free from infringement of patents of third parties; or

          (c) an obligation to bring or prosecute actions or suits against third parties for patent infringement; or

          (d) conferring by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Regents' Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Regents' Patent Rights; or

          (e) an obligation to furnish any know-how not provided in Regents' Patent Rights or Tangible Research Product.

B.   INDEMNIFICATION; INSURANCE.
     --------------------------

          l. The LICENSEE agrees to indemnify, hold harmless and defend The Regents, their officers, employees, and agents; the sponsors of the research that lead to the Invention; and the inventors of the patents and patent application in Regents' Patent Rights and their employers against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from or arising out of exercise of this Agreement.

          2. The Regents shall promptly notify LICENSEE in writing of any claim or suit brought against The Regents in respect of which The Regents intend to invoke the provisions of this Article. LICENSEE will keep The Regents informed on a current basis at its defense of any claims pursuant to this Article.

          3. At such time as LICENSEE commences research activities in its own facilities utilizing its own employees, LICENSEE, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance as follows, or an equivalent program of self insurance:

          Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

          (a)  Each occurrence $1,000,000

          (b)  Products/Comprehensive Operations Aggregate $3,000,000

          (c)  Personal injury $1,000,000

          (d)  General aggregate (commercial form only) $3,000,000

          It should be expressly understood, however, that the coverages and limits referred to under the above shall not in any way limit the liability of LICENSEE. LICENSEE shall furnish The Regents with certificates of insurance evidencing compliance with all requirements. Such certificates shall:

          (a) Provide for thirty-(30) day advance written notice to The Regents of any modification.

          (b) Indicate that The Regents has been endorsed as an additional Insured under the coverages referred to under the above.

          (c) Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collectible insurance or program of self-insurance carried or maintained by The Regents.

          Licensee shall further obtain insurance for products liability hazards and for general aggregate with limits of $5,000,000 each prior to the first use of a Licensed Product or Licensed Method in commerce or Licensee shall maintain a comparable Self-insurance program at such time.

          4. The Regents shall promptly notify LICENSEE in writing of any claim or suit brought against The Regents in respect of which The Regents intends to invoke the provisions of this Article. LICENSEE will keep The Regents informed on a current basis of its defense of any claims pursuant to this Article.

     C.   PATENT INFRINGEMENT.
          -------------------

          l. In the event that the LICENSEE shall learn of the substantial infringement of any patent licensed under this Agreement, the LICENSEE shall call The Regents' attention thereto in writing and shall provide The Regents with reasonable evidence of such infringement. Both parties to this Agreement agree that during the period and in a jurisdiction where the LICENSEE has exclusive rights under this Agreement, neither will notify a third party of the infringement of any of The Regents' Patent Rights without first obtaining consent of the other party, which consent shall not be unreasonably denied. Both parties shall use their best efforts in cooperation with each other to terminate such infringement without litigation.

          2. The LICENSEE may request that The Regents take legal action against the infringement of The Regents' Patent Rights. Such request shall be made in writing and shall include reasonable evidence of such infringement and damages to the LICENSEE. If the infringing activity has not been abated within ninety (90) days following the effective date of such request.

The Regents shall have the right to:
                                       4

               (a)  commence suit on its own account; or

               (b) refuse to participate in such suit, and The Regents shall give notice of its election in writing to the LICENSEE by the end of the one-hundredth (100th) day after receiving notice of such request from the LICENSEE. The LICENSEE may thereafter bring suit for patent infringement if and only if The Regents elects not to commence suit (other than as nominal party plaintiff) and if the infringement occurred during the period and in a jurisdiction where the LICENSEE had exclusive rights under this Agreement. However, in the event the LICENSEE elects to bring suit in accordance with this paragraph, The Regents may thereafter join such suit at its own expense.

          3. Such legal action as is decided upon shall be at the expense of the party on account of whom suit is brought and all recoveries recovered thereby shall belong to such party, provided, however, that legal action brought jointly by The Regents and the LICENSEE and fully participated in by both shall be at the joint expense of the parties and all recoveries shall be shared jointly by them in proportion to the share of expense paid by each party.

          4. Each party agrees to cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation shall be controlled by the party bringing the suit, except that The Regents may be represented by counsel of its choice pursuant to The Regents' determination in any suit brought by the LICENSEE.

                                  APPENDIX 3

                                 Research Plan

     Glaxo and MEGABIOS will collaborate on the basic research programs indicated below:



Glaxo Responsibilities:
----------------------


     .    Preclinical and clinical development of [*
                                                                             ]
     . Preclinical and clinical development of other Cystic Fibrosis Agents constructed by MEGABIOS

     . Develop systems for the detection of [* ] as part of an overall toxicology program.

MEGABIOS Responsibilities:
--------------------------


     . Construct novel plasmids, of which [ * ] shall be one, containing the cystic fibrosis transmembrane regulator coding sequence and:

     .    --   At least [   *    ] different promoter elements, [  *  ] of which
               shall be intended to give lung-specific expression.

          --   At least [  *  ] vectors with alternative 5' and 3' untranslated regions.
          --   A variety of E. coil host/strain backgrounds.

     .    Evaluate the novel plasmids in mice for:

          --   Efficiency of transfection and expression of the CFTR protein.

          --   Tissue specific expression.

          --   The quantity of CFTR protein expressed.


     . Evaluate up to [ * ] lipid formulations in conjunction with the novel plasmids reference above for efficiency, specificity and quantification of CFTR protein expression.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  APPENDIX 4
                  To be  revised and released within 60 days
                           after the Effective Date


DRAFT
Announcement of agreement
Between Glaxo and Megabios



LONDON (DATE XX, 1994) -- Glaxo Holdings p.l.c. and Megabios Corp. today announced they have agreed to collaborate on the development of a gene therapy product for the prevention and treatment of cystic fibrosis.

The agreement represents Glaxo's first foray into the field gene therapy. Gene therapy is any therapy in which a DNA fragment is introduced into cells to direct the production of a protein which in turn, produces a therapeutic effect.

Leveraging Megabios' gene therapy program, the two corporations will collaborate on the development and commercialization of a product designed to produce a healthy protein in the cells lining the airways of cystic fibrosis patients with the hope alleviating the disease in the lungs.

"The collaboration with Megabios should provide a model system for gaining knowledge, experience and expertise in this rapidly emerging approach to therapeutic treatment," said (GLAXO PERSON - ANDO?) "Glaxo has long been a leader in developing medicines to treat respiratory disease, and this collaboration gives us the opportunity to apply our expertise to the area of gene therapy, and benefit of thousands of young people around the world whose lives are threatened by this disease."

(Quote from a Megabios person -- call William Brown at -Megabios, 415-434-3333 Liza is his secretary.)

The gene therapy product has potential to deliver into lung cells of cystic fibrosis patients the molecular machinery to replace defective cystic fibrosis proteins. It will combine proprietary lipids and cDNA fragments which code for the cystic fibrosis transmembrane regulator protein (CFTR).

Cystic fibrosis affects about 33,000 people in the United States and Canada, and about 20,000 in Europe. It is the most common lethal hereditary disease affecting Caucasian populations, and occurs in about one of every 2,000 births. The average life span of a person with CF is less than 30 years. The disease results from defects in CFTR proteins that regulate the transport of salt through cell walls. The transport defect causes the mucus in the lining of the lung, pancreas and liver to accumulate and become abnormally thick and sticky, and significantly impair the organ's function.

Present treatments help thin the mucus or treat infections associated with the mucous load, but don't correct the genetic flaw. Gene therapy would represent a significant advance over currently therapies.

London-based Glaxo Holdings, p.l.c., is a leader in research and treatment of respiratory disease as well as gastrointestinal, central nervous system, cardiovascular and infectious diseases. Glaxo is an integrated research-based group of companies whose corporate purpose is to create, discover, develop, manufacture and market throughout the world safe, effective medicines of the highest quality which will bring benefit to patients through improved longevity and quality of life, and to society in general through economic value.

Megabios Corp., located in San Carlos, Calif., is a privately-held biopharmaceutical company formed to develop and commercialize lipid-based in vivo gene therapeutics for the treatment of life-threatening disorders. The company's unique knowledge of gene delivery and expression, lipid synthesis, DNA/lipid complex formulation and multiple routes of administration is the basis for the development of new therapeutics.

                                AMENDMENT NO. 1

                                     TO

                        RESEARCH AND LICENSE AGREEMENT

     THIS AMENDMENT NO. 1 (the "Amendment") is entered into as of this 31st
                                                                       ----
day of May, 1996, by and between MEGABIOS CORP., a California corporation, having offices at 863A Mitten Road, Burlingame, California 94010 ("MEGABIOS") and GLAXO GROUP LIMITED, a corporation organized under the laws of England and Wales having offices at Glaxo House, Berkeley Avenue, Greenford, Middlesex, UB60NN, England ("Glaxo"), each of MEGABIOS and Glaxo being referred to herein as a "Party" and both being referred to herein as "Parties."

     WHEREAS, the Parties entered into a Research and License Agreement dated April 11, 1994 (the "Original Agreement") to foster research in delivery systems for DNA fragments, particularly the Cystic Fibrosis Transmembrane Regulator ("CFTR") gene, for the treatment of cystic fibrosis and to provide a mechanism for the commercialization of products resulting therefrom; and

     WHEREAS, the Parties desire to amend the Original Agreement on the terms and conditions provided below;

     NOW, THEREFORE, in consideration of the premises and mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge by their signatures below, the Parties, intending to be legally bound, agree as follows:

1. Section 2.1 of the Original Agreement shall be deleted in its entirety and the following Section 2.1 shall be inserted in lieu thereof:

     2.1  MEGABIOS Research  The Parties concur that the responsibilities of
          -----------------
     MEGABIOS described in Appendix 3: Part I: Research Plan for Period Commencing On the Effective Date and Ending on April 1, 1996, have been fulfilled. During each applicable period of the Research Term identified in Appendix 3, MEGABIOS will conduct development studies in the Cystic Fibrosis Field as outlined in the work plan attached as Appendix 3 for such period. MEGABIOS will expend reasonable efforts in the conduct of such work and maintain laboratories and offices necessary to carry out the goals of Appendix 3, as determined by the JRPC. Except as provided in Article III, MEGABIOS will bear all of its own expenses incurred in connection with such research and will manage and compensate its employees and consultants assigned to such research as it deems appropriate.

2. Section 3.1 of the Original Agreement shall be deleted in its entirety and the following Section 3.1 shall be inserted in lieu thereof:

          3.1  Research Fees  Glaxo will pay MEGABIOS during the term of this
               -------------
     Agreement Research Fees up to a total amount of [*] according to the following payment schedule for research to be conducted by MEGABIOS under
     Article III:

     [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

               ------------------------------------------------
                    Payment Due Date         Payment Amount
               ------------------------------------------------
                     Effective Date               [ * ]
               ------------------------------------------------
                      July 1, 1994                [ * ]
               ------------------------------------------------
                    October 1, 1994               [ * ]
               ------------------------------------------------
                    January 1, 1995               [ * ]
               ------------------------------------------------
                     April 1, 1995                [ * ]
               ------------------------------------------------
                     July 1, 1995                 [ * ]
               ------------------------------------------------
                    October 1, 1995               [ * ]
               ------------------------------------------------
                    January 1, 1996               [ * ]
               ------------------------------------------------
                     April 1, 1996                [ * ]
               ------------------------------------------------
                     July 1, 1996                 [ * ]
               ------------------------------------------------
                    October 1, 1996               [ * ]
               ------------------------------------------------
                    January 1, 1997               [ * ]
               ------------------------------------------------
                  Upon Execution of the           [ * ]
                       Agreement
               ------------------------------------------------


3.   Section 12.5(b) shall be amended by removing the period at the end of
Section 12.5(b) and inserting the following language:

     ;and provided further that, in the event of the occurrence of a circumstance(s) which MEGABIOS and Glaxo mutually acknowledge to be completely beyond the control of MEGABIOS and Glaxo, and which results in a delay in the filing of an IND or its equivalent in the United States or the United Kingdom within 3 years from the Effective Date, then MEGABIOS and Glaxo shall use good faith efforts to agree upon an appropriate extension, if any, of such 3 year period taking into account such circumstance(s).

     [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4. Section 12.9 of the Original Agreement shall be deleted in its entirety and the following Section 12.9 shall be inserted in lieu thereof:

     12.9 End of Research Term. The Research Term will commence on the Effective
          --------------------
     Date and, unless this Agreement is sooner terminated as provided in Section 12.2, 12.3, 12.5, or 12.7, shall expire as of April 1, 1997; provided, however, that Glaxo's obligations to pay Research Fees to MEGABIOS under
     Article III shall survive any termination of this Agreement, except termination by Glaxo under Section 12.7.

5.   A new Article 16 shall be added to read as follows:

      ARTICLE XVI - POST RESEARCH PERIOD DEVELOPMENT SERVICES
      -------------------------------------------------------

     After the end of the Research Term, Glaxo shall have the option to enter into discussions with MEGABIOS for the performance of consulting services with respect to the development of Cystic Fibrosis Agents and MEGABIOS agrees to enter into good faith negotiations with Glaxo to agree upon reasonable terms and conditions for the provision of such services and to provide such services pursuant to such agreed-upon terms and conditions.

6. The existing Appendix 3 shall be retitled "Appendix 3: Part 1: Research Plan for Period Commencing on the Effective Date and Ending on April 1, 1996" and the attached Part II shall be added to Appendix 3.

7. Except as provided above, the Original Agreement shall remain in full force and effect. IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers as of the date and year first above written.



MEGABIOS CORP.                     GLAXO GROUP LIMITED

By: /s/ Benjamin F. McGraw         By: /s/ T. Eaves
   -------------------------          ------------------------

Name: /s/ Benjamin F. McGraw       Name: /s/ T. Eaves
     -----------------------            ----------------------

Title: /s/ President & CEO         Title: /s/ Director
      ----------------------             ---------------------

                              APPENDIX 3: Part II

                           Research Plan for Period
                           Commencing April 2, 1996
                           and Ending April 1, 1997

During the period commencing April 2, 1996 and ending on April 1, 1997, Megabios will provide general assistance to Glaxo Wellcome, as further described below,
in the submission of an [                        *                           ]
The goal for this program is to submit the [               *                 ]

Preclinical Testing
-------------------
 .  [              *                ]
     .  Performance of model as needed for R&D
     . Technology transfer to contract toxicology house (excluding out-of-pocket costs associated with the use of a contract toxicology house).
 .  [              *                ] to contract toxicology house (excluding
   out-of-pocket costs associated with the use of a contract toxicology house).
 .  [         *         ] performance as necessary.

Manufacturing
-------------
 .  Production of [ *  ] of DNA for GLP studies (excluding supplies, reagents and other raw materials).
 .  Production of liposomes [  *   ] and complexes [  *  ] for use in [    *   ]
   toxicology study (excluding supplies, reagents and other raw materials).
 .  Preparation for [       *       ] excluding out-of-pocket costs associated
   with use of [     *     ] which will be required to prepare for [     *     ]
 .  Production of [    *    ] (excluding supplies, reagents and other raw
   material).
 .  Assist Glaxo Wellcome with production of [           *            ]
   (excluding out-of-pocket costs and any costs associated with the use of a contract manufacturer).
 .  Preliminary [  *  ] studies [  *   ] on material for GLP studies.
 .  Provision of information and technical assistance (including up to one week
   of [          *            ] in the UK) in transferring the technology for
   the [                     *                     ] to Glaxo Wellcome.

Documentation
-------------
 .  [                  *                   ]
 .  [                      *                    ]
 .  Preparation of [       *       ] together with Glaxo Wellcome regulatory
   specialists.


     [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.